UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

KIMCO REALTY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KIMCO REALTY CORPORATION
OFFER TO PURCHASE FOR CASH ANY AND ALL
OF ITS OUTSTANDING DEPOSITARY SHARES REPRESENTING 1/1,000
OF A SHARE OF 7.25% CLASS N CUMULATIVE CONVERTIBLE
PERPETUAL PREFERRED STOCK AND CONSENT SOLICITATION
THE OFFER (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 4, 2024, UNLESS KIMCO REALTY CORPORATION EXTENDS OR EARLIER TERMINATES THE OFFER (SUCH TIME AND DATE, AS IT MAY BE EXTENDED WITH RESPECT TO THE OFFER, THE “EXPIRATION DATE”).
On August 28, 2023, Kimco Realty Corporation, a Maryland corporation (the “Company”), and RPT Realty, a Maryland real estate investment trust (“RPT”), entered into a definitive merger agreement (the “Merger Agreement”) pursuant to which the Company would acquire RPT through a series of mergers (collectively, the “RPT Merger”). On January 2, 2024, RPT merged with and into the Company, with the Company continuing as the surviving public company. Under the terms of the Merger Agreement, each 7.25% Series D Cumulative Convertible Perpetual Preferred Share of RPT (the “RPT Preferred Shares”) was converted into the right to receive one depositary share issued by the Company (each, a “Security” and, collectively, the “Securities”) representing one one-thousandth of a share of the Company’s 7.25% Class N Cumulative Convertible Perpetual Preferred Stock, par value $1.00 per share (the “Class N Preferred Stock”). In connection with the RPT Merger, the Company issued 1,848,539 Securities representing in the aggregate approximately 1,849 shares of Class N Preferred Stock. See Section 10.
The Company hereby offers to purchase for cash, upon the terms and subject to the conditions set forth in this offer to purchase (as it may be amended or supplemented from time to time, the “Offer to Purchase and Consent Solicitation”) and in the accompanying letter of transmittal and consent (as it may be amended or supplemented from time to time, the “Letter of Transmittal and Consent,” and, together with this Offer to Purchase and Consent Solicitation, the “Offer”), any and all of its outstanding Securities at the offer price set forth below. The following table sets forth some of the terms of the Offer:

Securities	CUSIP No. / ISIN	Aggregate Liquidation Preference Outstanding	Liquidation Preference Per Security(1)	Offer Price
Depositary Shares representing 1/1,000 of a Share of 7.25% Class N Cumulative Convertible Perpetual Preferred Stock of the Company	49446R 687/ US49446R6870	$92,422,950	$50.00	$62.00 per Security(2)

(1)
As used herein, the term “Liquidation Preference” for a Security means an amount equal to the product of the liquidation preference for a share of Class N Preferred Stock ($50,000.00 per share) and the fractional interest in such share of Class N Preferred Stock that such Security represents (1/1,000). For each Security, the Liquidation Preference is $50.00 plus accrued and unpaid dividends, if any, per Security.

(2)	Plus accrued and unpaid dividends, if any, for the period from and including the last dividend payment date, to, but not including, the Settlement Date (as defined below).
The consideration for each Security tendered and accepted for purchase will equal $62.00, plus accrued and unpaid dividends, if any, for the period from and including the last dividend payment date, to, but not including, the Settlement Date (the “Offer Price”). We have declared a quarterly dividend on the Class N Preferred Stock (the “Declared Dividend”) to be paid on January 15, 2025 (the “Dividend Payment Date”) to shareholders of record on January 2, 2025 (the “Dividend Record Date”). Holders of Securities who validly tender their Securities (and whose Securities are accepted for purchase by the Company) in the Offer will receive accrued and unpaid dividends, if any, for the period from and including the last dividend payment date, to, but not including, the Settlement Date, unless the Settlement Date occurs on or following the Dividend Record Date and prior to the Dividend Payment Date (in which case accrued and unpaid dividends related to the Declared Dividend will not be paid to tendering holders on the Settlement Date and the Declared Dividend will be paid to holders of record on the Dividend Record Date). At the time you tender your Securities, you will not know the extent of participation by other holders of Securities in the Offer and Consent Solicitation.

Concurrently with the Offer, we also are soliciting consents (the “Consent Solicitation”) from (i) holders of the outstanding shares of Class N Preferred Stock (which requires soliciting the holders of the outstanding Securities) to, at any point during the 12-month period beginning on the Expiration Date (as defined below), amend (the “Preferred Amendment”) the charter of the Company (the “Charter”) to provide the Company, from and after the effective date of the Preferred Amendment, with the option to redeem the Class N Preferred Stock during the 90 days following the date of effectiveness of the Preferred Amendment at a redemption price for each share of Class N Preferred Stock equal to $60,340.00 (which would mean a redemption price for each Security equal to $60.34), plus accrued and unpaid dividends, if any, for the period from and including the last dividend payment date to, but not including, the redemption date) and (ii) holders of the Securities to amend the Deposit Agreement (as defined below) (the “Deposit Agreement Amendment”) to make corresponding changes to the Deposit Agreement related to the Preferred Amendment, substantially as contemplated on Annex B hereto. Consent from the holders of at least two-thirds of the outstanding shares of Class N Preferred Stock (which corresponds to tenders from holders of two-thirds of the outstanding Securities) (the “Requisite Preferred Shareholder Consents”) is required to approve the Preferred Amendment in order to effect the Preferred Amendment, as well as the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), voting as a single class and separate from holders of the Securities (the “Requisite Common Stockholder Approval”). Consent from the holders of at least two-thirds of the outstanding Securities is required to approve the Deposit Agreement Amendment (the “Requisite Deposit Agreement Amendment Approval” and, together with the Requisite Preferred Shareholder Consents and the Requisite Common Stockholder Approval, the “Requisite Approvals”). We plan to solicit the Requisite Common Stockholder Approval from the holders of our Common Stock in support of the Preferred Amendment at the Company’s next annual meeting of stockholders, which is expected to be held in late April or early May of 2025 (the “2025 Annual Meeting”), but may do so prior or subsequent to such meeting and may do so more than once during the 12-month effectiveness of the Requisite Preferred Shareholder Consents. The Offer and Consent Solicitation do not constitute a solicitation of consents from holders of our Common Stock to the Preferred Amendment. The solicitation of consents from holders of our Common Stock to the Preferred Amendment is expected to be made pursuant to a definitive proxy statement on Schedule 14A to be filed with the SEC in advance of the 2025 Annual Meeting (the “2025 Proxy Statement”).
If the Requisite Approvals are obtained and the Preferred Amendment and Deposit Agreement Amendment are effected, we will have the option to redeem all shares of Class N Preferred Stock (and, consequently, Securities) that remain outstanding following the consummation of the Offer and Consent Solicitation during the 90 days following the date of effectiveness of the Preferred Amendment at the redemption price referred to in the prior paragraph. At such time, the Company’s Board of Directors intends to consider redeeming all shares of Class N Preferred Stock (and, consequently, Securities) that remain outstanding, subject to determining whether a redemption is advisable and in the best interests of the Company. The decision whether or not to redeem shares of Class N Preferred Stock (and, consequently, Securities) that remain outstanding at such time will be based on the price and volume of any recent secondary market sales of the Securities, prevailing interest rates at the time, Company cash on hand and any legal or contractual restrictions on cash distributions to the Company from its subsidiaries, among other factors. As of the date of this Offer to Purchase and Consent Solicitation, the Company has sufficient cash on hand to purchase the maximum number of Securities sought in the Offer, and there are no legal or contractual restrictions on cash distributions from subsidiaries that would limit the purchase of the Securities in the Offer. A copy of the proposed Articles of Amendment effecting the Preferred Amendment (the “Articles of Amendment”) is attached hereto as Annex A. We urge you to carefully read the Articles of Amendment in its entirety. The filing and effectiveness of the Preferred Amendment is conditioned on obtaining the Requisite Approvals. If we fail to receive the Requisite Approvals during the 12-month period beginning on the Expiration Date, the Preferred Amendment will not be effectuated. If the Preferred Amendment is not effectuated, or if the Company’s Board of Directors determines that a redemption is not advisable and in the best interests of the Company, the Company’s redemption of Securities that remain outstanding following the Offer would not occur and holders may be left holding a highly illiquid security. See “Potential Effects on Holders of Securities—Reduced Liquidity and Increased Volatility.”
Following completion of the Offer and Consent Solicitation, the Securities may no longer meet the New York Stock Exchange’s (“NYSE”) continued listing criteria for preferred stock, in which case the Securities will be delisted from the NYSE and the Company will file a Form 25 to terminate registration of the Securities under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
You must validly tender all Securities that you own in order to participate in the Offer and Consent Solicitation. You may not consent to the Preferred Amendment without tendering your Securities in the Offer and Consent

Solicitation, and you may not tender your Securities for exchange in the Offer and Consent Solicitation without consenting to the Preferred Amendment. The Offer and the Consent Solicitation are conditioned upon receipt of the Requisite Preferred Shareholder Consents, which effectively requires tenders from holders of at least two-thirds of the outstanding shares of Class N Preferred Stock (which corresponds to tenders from holders of two-thirds of the outstanding Securities). The consent to the Preferred Amendment is a part of the Letter of Transmittal and Consent, and holders will be required to deliver to us such consent as a condition to tendering Securities in the Offer. You may revoke your consent to the Preferred Amendment with respect to any Securities you have tendered at any time prior to the Expiration Date only by withdrawing the Securities you have tendered. Following the Expiration Date, assuming the Company’s acceptance for purchase of any and all of your validly tendered and not properly withdrawn Securities, you may not revoke your consent to the Preferred Amendment.
The Securities are traded on the NYSE. The last reported sale price on November 1, 2024 was $60.79.
The Offer Price for the Securities could be above or below the last reported sale price of the Securities on the Expiration Date. Holders of Securities should obtain current market quotations for the Securities before deciding whether to tender their Securities and consent to the Preferred Amendment pursuant to the Offer and Consent Solicitation.
THE OFFER AND THE CONSENT SOLICITATION ARE CONDITIONED UPON RECEIPT OF THE REQUISITE PREFERRED SHAREHOLDER CONSENTS, WHICH REQUIRES TENDERS FROM HOLDERS OF AT LEAST TWO-THIRDS OF THE OUTSTANDING SHARES OF CLASS N PREFERRED STOCK (WHICH CORRESPONDS TO TENDERS FROM HOLDERS OF TWO-THIRDS OF THE OUTSTANDING SECURITIES). THE OFFER AND CONSENT SOLICITATION ARE SUBJECT TO CERTAIN OTHER CONDITIONS. SEE SECTION 9 WHICH SETS FORTH IN FULL THE CONDITIONS TO THE OFFER AND CONSENT SOLICITATION.
THE COMPANY’S BOARD OF DIRECTORS HAS DETERMINED THAT THE OFFER AND CONSENT SOLICITATION ARE ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND THAT THE OFFER AND CONSENT SOLICITATION ARE FAIR TO HOLDERS OF THE SECURITIES, INCLUDING THE UNAFFILIATED HOLDERS THEREOF, AND HAS DECLARED THE PREFERRED AMENDMENT ADVISABLE AND IS SUBMITTING THE PREFERRED AMENDMENT TO THE HOLDERS OF THE CLASS N PREFERRED STOCK (AND THEREFORE THE HOLDERS OF THE SECURITIES) FOR CONSIDERATION; HOWEVER, NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS, NOR ANY OTHER PERSON, MAKES ANY RECOMMENDATION TO HOLDERS OF SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR SECURITIES OR TO PROVIDE OR REFRAIN FROM PROVIDING THEIR CONSENT TO THE PREFERRED AMENDMENT IN THE OFFER AND CONSENT SOLICITATION. YOU SHOULD READ CAREFULLY THE INFORMATION IN THIS OFFER TO PURCHASE AND CONSENT SOLICITATION AND IN THE LETTER OF TRANSMITTAL AND CONSENT BEFORE MAKING YOUR DECISION WHETHER TO TENDER YOUR SECURITIES AND TO CONSENT TO THE PREFERRED AMENDMENT IN THE OFFER AND CONSENT SOLICITATION. IN ADDITION, YOU SHOULD CONSULT YOUR OWN TAX, ACCOUNTING, FINANCIAL AND LEGAL ADVISERS AS YOU DEEM APPROPRIATE REGARDING THE TAX, ACCOUNTING, FINANCIAL AND LEGAL CONSEQUENCES OF PARTICIPATING OR DECLINING TO PARTICIPATE IN THE OFFER AND CONSENT SOLICITATION.
This Offer to Purchase and Consent Solicitation has not been approved by the Securities and Exchange Commission (the “SEC”) or any state securities commission, nor has the SEC or any state securities commission passed upon the merits or fairness of the Offer and Consent Solicitation or passed upon the adequacy or accuracy of the information contained in this Offer to Purchase and Consent Solicitation and related documents. Any representation to the contrary is a criminal offense. No person has been authorized to give any information or make any representations with respect to the Offer and Consent Solicitation other than the information and representations contained or incorporated by reference herein and, if given or made, such information or representations must not be relied upon as having been authorized.
Neither the delivery of this Offer to Purchase and Consent Solicitation and related documents nor any purchase of Securities by the Company will, under any circumstances, create any implication that the information contained in this Offer to Purchase and Consent Solicitation or in any related document is current as of any time subsequent to the date of such information.

You may direct questions and requests for assistance to J.P. Morgan Securities LLC, the dealer manager (in such capacity, the “Dealer Manager”) and consent solicitation agent (in such capacity, the “Solicitation Agent”) for the Offer and Consent Solicitation, D.F. King & Co., Inc., the information agent (the “Information Agent”) for the Offer and Consent Solicitation or Equiniti Trust Company, LLC, the tender agent (the “Tender Agent”) for the Offer and Consent Solicitation, at the contact information set forth on the last page of this Offer to Purchase and Consent Solicitation. You may direct requests for additional copies of this Offer to Purchase and Consent Solicitation to the Information Agent and Tender Agent.
In connection with the Offer and Consent Solicitation, our and our affiliates’ officers and other representatives may solicit tenders and consents by use of the mails, personally or by telephone, facsimile, telegram, electronic communication or other similar methods. We will also pay a Soliciting Broker Fee (as defined herein) of $0.25 for each Security that is validly tendered and accepted for purchase pursuant to the Offer and for which a consent has been delivered pursuant to the Consent Solicitation to retail brokers that are appropriately designated by their tendering holder clients to receive this fee; provided that such fee will only be paid with respect to tenders by holders of 10,000 Securities or fewer. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Offer to Purchase and Consent Solicitation and related documents to the beneficial owners of the Securities and in handling or forwarding tenders of Securities by their customers.
The Dealer Manager and Solicitation Agent for the Offer and Consent Solicitation is:
J.P. Morgan
The date of this Offer to Purchase and Consent Solicitation is November 4, 2024.

IMPORTANT
The Offer and Consent Solicitation have certain conditions and no assurance can be given that these conditions will be satisfied. See Section 9.
All of the Securities are held in book-entry form through the facilities of The Depository Trust Company (“DTC”) and must be tendered through DTC. If you desire to tender Securities, a DTC participant must electronically transmit your acceptance of the applicable Offer and Consent Solicitation through DTC’s Automated Tender Offer Program (“ATOP”), for which the transaction will be eligible. In accordance with ATOP procedures, DTC will then verify the acceptance of such Offer and Consent Solicitation and send an agent’s message (as hereinafter defined) to the Tender Agent for its acceptance. An “agent’s message” is a message transmitted by DTC, received by the Tender Agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from you that you have received the applicable Offer and Consent Solicitation and agree to be bound by the terms of such Offer and Consent Solicitation, and that the Company may enforce such agreement against you. Alternatively, you may also confirm your acceptance of the Offer and Consent Solicitation by delivering to the Tender Agent a duly executed Letter of Transmittal and Consent. A tender will be deemed to have been received only when the Tender Agent receives (i) either a duly completed agent’s message through the facilities of DTC at the Tender Agent’s DTC account or a properly completed Letter of Transmittal and Consent, and (ii) confirmation of book-entry transfer of the Securities into the Tender Agent’s applicable DTC account. If your Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact that person if you desire to tender your Securities. See Section 6.
There are no guaranteed delivery procedures available with respect to the Offer and Consent Solicitation under the terms of this Offer to Purchase and Consent Solicitation or any related materials. Holders must tender their Securities and consent to the Preferred Amendment in accordance with the procedures set forth in this Offer to Purchase and Consent Solicitation. See Section 6.
The Company’s Board of Directors has determined that the Offer and Consent Solicitation are advisable and in the best interests of the Company and that the Offer and Consent Solicitation are fair to holders of the Securities, including the unaffiliated holders thereof, and has declared the Preferred Amendment advisable and is submitting the Preferred Amendment to the holders of the Class N Preferred Stock (and therefore the holders of the Securities) for consideration; however, neither the Company nor its Board of Directors, nor any other person, makes any recommendation to holders of Securities as to whether to tender or refrain from tendering their Securities or to provide or refrain from providing their consent to the Preferred Amendment in the Offer and Consent Solicitation. You should read carefully the information in this Offer to Purchase and Consent Solicitation before making your decision whether to tender your Securities and to consent to the Preferred Amendment. The Company has not authorized any person to make any recommendation on its behalf as to whether you should tender or refrain from tendering your Securities or provide or refrain from providing your consent to the Preferred Amendment in the Offer and Consent Solicitation. The Company has not authorized any person to give any information or to make any representation in connection with respect to the Offer and Consent Solicitation other than those contained in this Offer to Purchase and Consent Solicitation or in the Letter of Transmittal and Consent. If given or made, you must not rely upon any such information or representation as having been authorized by the Company, the Information Agent and Tender Agent or the Dealer Manager and Solicitation Agent. You must make your own decision whether to tender your Securities and whether to consent to the Preferred Amendment.
The Company is not making the Offer and Consent Solicitation to (nor will it accept any tender of Securities from or on behalf of) any holders of Securities in any jurisdiction in which the making of the Offer and Consent Solicitation or the acceptance of any tender of Securities would not be in compliance with the laws of such jurisdiction, provided that we will comply with the requirements of Rule 13e-4(f)(8) promulgated under the Exchange Act. However, the Company may, at its discretion, take such action as the Company may deem necessary for it to make the Offer and Consent Solicitation in any such jurisdiction and extend the Offer and Consent Solicitation to holders of Securities in such jurisdiction. In any jurisdiction the securities or blue sky laws of which require the Offer and Consent Solicitation to be made by a licensed broker or dealer, the Offer and Consent Solicitation shall be deemed to be made on the Company’s behalf by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.
THIS OFFER TO PURCHASE AND CONSENT SOLICITATION AND THE LETTER OF TRANSMITTAL AND CONSENT CONTAIN IMPORTANT INFORMATION THAT HOLDERS ARE URGED TO READ BEFORE MAKING ANY DECISION WITH RESPECT TO THE OFFER AND CONSENT SOLICITATION.
i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
When used in this Offer to Purchase and Consent Solicitation or any related document and in public stockholder communications, in other documents of the Company filed with or furnished to the SEC, or in oral statements made with the approval of an authorized executive officer, the words “believe,” “expect,” “intend,” “commit,” “anticipate,” “estimate,” “project,” “will,” “target,” “plan,” “forecast” and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements, including but not limited to the following. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.
Factors which may cause actual results to differ materially from current expectations include, but are not limited to, the following:
•	general adverse economic and local real estate conditions;
•	the impact of competition, including the availability of acquisition or development opportunities and the costs associated with purchasing and maintaining assets;
•	the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business;
•	the reduction in the Company’s income in the event of multiple lease terminations by tenants or a failure of multiple tenants to occupy their premises in a shopping center;
•
the potential impact of e-commerce and other changes in consumer buying practices, and changing trends in the retail industry and perceptions by retailers or shoppers, including safety and convenience;

•
the availability of suitable acquisition, disposition, development and redevelopment opportunities, and the costs associated with purchasing and maintaining assets and risks related to acquisitions not performing in accordance with our expectations;

•	the Company’s ability to raise capital by selling its assets;
•	disruptions and increases in operating costs due to inflation and supply chain disruptions;
•	risks associated with the development of mixed-use commercial properties, including risks associated with the development, and ownership of non-retail real estate;
•
changes in governmental laws and regulations, including, but not limited to, changes in data privacy, environmental (including climate change), safety and health laws, and management’s ability to estimate the impact of such changes;

•	the Company’s failure to realize the expected benefits of the RPT Merger;
•	the risk of litigation, including shareholder litigation, in connection with the RPT Merger, including any resulting expense;
•	risks related to future opportunities and plans for the combined company, including the uncertainty of expected future financial performance and results of the combined company;
•
the possibility that, if the Company does not achieve the perceived benefits of the RPT Merger as rapidly or to the extent anticipated by financial analysts or investors, the market price of the Common Stock could decline;

•	valuation and risks related to the Company’s joint venture and preferred equity investments and other investments;
•	valuation of marketable securities;
•	impairment charges;
•	criminal cybersecurity attacks disruption, data loss or other security incidents and breaches;
•	risks related to artificial intelligence;

•	impact of natural disasters and weather and climate-related events;
•	pandemics or other health crises;
•	our ability to attract, retain and motivate key personnel;
•	financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms to the Company;
•	the level and volatility of interest rates and management’s ability to estimate the impact thereof;
•	changes in the dividend policy for the Company’s common and preferred stock and the Company’s ability to pay dividends at current levels;
•	unanticipated changes in the Company’s intention or ability to prepay certain debt prior to maturity and/or hold certain securities until maturity; and
•
the Company’s ability to continue to maintain its status as a REIT (as defined below) for U.S. federal income tax purposes and potential risks and uncertainties in connection with its UPREIT (as defined below) structure.

This list of risks is not exhaustive. Additional information regarding risk factors that may affect us is discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 26, 2024, which is incorporated by reference herein. See Section 19. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. Moreover, we assume no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements, except as required by law.

SUMMARY TERM SHEET
We are providing this summary term sheet for your convenience. It highlights material information in this Offer to Purchase and Consent Solicitation, but it does not describe all of the details of the Offer and Consent Solicitation to the same extent described in this Offer to Purchase and Consent Solicitation. You should read the entire Offer to Purchase and Consent Solicitation and the Letter of Transmittal and Consent because they contain the full details of the Offer and Consent Solicitation. We have included references to the sections of this Offer to Purchase and Consent Solicitation where you will find a more complete discussion.
The Offeror
The Offer and Consent Solicitation are being made by Kimco Realty Corporation, a Maryland corporation. The Company is North America’s largest publicly traded owner and operator of open-air, grocery-anchored shopping centers, including mixed-use assets. Our mission is to create destinations for everyday living that inspire a sense of community and deliver value to our many stakeholders. The Company’s principal executive offices are located at 500 North Broadway, Suite 201, Jericho, New York, 11753, and its telephone number is (516) 869-9000.
Terms of the Offer and Consent Solicitation
We are offering to purchase for cash, upon the terms and subject to the conditions set forth in this Offer to Purchase and Consent Solicitation and the Letter of Transmittal and Consent, any and all of the Securities. Below is a table that shows the Offer Price for each Security.

Securities	Liquidation Preference Per Security	Offer Price
Depositary Shares representing 1/1,000 of a Share of 7.25% Class N Cumulative Convertible Perpetual Preferred Stock (NYSE: KIMprN)	$50.00	$62.00 per Security, plus accrued and unpaid dividends, if any, for the period from and including the last dividend payment date, to, but not including, the Settlement Date

We have declared a quarterly dividend on the Class N Preferred Stock to be paid on the Dividend Payment Date to shareholders of record on the Dividend Record Date. Holders of Securities who validly tender their Securities (and whose Securities are accepted for purchase by the Company) in the Offer will receive accrued and unpaid dividends, if any, for the period from and including the last dividend payment date, to, but not including, the Settlement Date, unless the Settlement Date occurs on or following the Dividend Record Date and prior to the Dividend Payment Date (in which case accrued and unpaid dividends related to the Declared Dividend will not be paid to tendering holders on the Settlement Date and the Declared Dividend will be paid to holders of record on the Dividend Record Date). At the time you tender your Securities, you will not know the extent of participation by other holders of Securities in the Offer and Consent Solicitation.
Concurrently with the Offer, we also are soliciting consents from (i) holders of the outstanding shares of Class N Preferred Stock (which requires soliciting the holders of the outstanding Securities) to, at any point during the 12-month period beginning on the Expiration Date, amend the Charter to provide the Company, from and after the effective date of the Preferred Amendment, with the option to redeem the Class N Preferred Stock during the 90 days following the date of effectiveness of the Preferred Amendment at a redemption price for each share of Class N Preferred Stock equal to $60,340.00 (which would mean a redemption price for each Security equal to $60.34), plus accrued and unpaid dividends, if any, for the period from and including the last dividend payment date to, but not including, the redemption date) and (ii) holders of the Securities to amend the Deposit Agreement to make corresponding changes to the Deposit Agreement related to the Preferred Amendment. In addition to the Requisite Preferred Shareholder Consents, the Requisite Common Stockholder Approval is required to approve the Preferred Amendment in order to effect the Preferred Amendment. The Requisite Deposit Agreement Amendment Approval, in addition to approval by the Company and the Depositary, is required to approve the Deposit Agreement Amendment. We plan to solicit the Requisite Common Stockholder Approval from the holders of our Common Stock in support of the Preferred Amendment at the 2025 Annual Meeting, but may do so prior or subsequent to such meeting and may do so more than once during the 12-month effectiveness of the Requisite Preferred Shareholder Consents. The Offer and Consent Solicitation do not constitute a solicitation of consents from holders of our Common Stock to the Preferred Amendment. The solicitation of consents from holders of our Common Stock to the Preferred Amendment is expected to be made pursuant to the 2025 Proxy Statement.
If the Requisite Approvals are obtained and the Preferred Amendment and Deposit Agreement Amendment are effected, we will have the option to redeem all shares of Class N Preferred Stock (and, consequently, Securities) that remain outstanding following the consummation of the Offer and Consent Solicitation during the 90 days following the date of effectiveness of the Preferred Amendment at the redemption price referred to in the prior paragraph. At such time, the Company’s Board of Directors intends to consider redeeming all shares of Class N Preferred Stock (and, consequently, Securities) that remain outstanding, subject to determining whether a redemption is advisable and in the best interests of the Company. The decision whether or not to redeem shares of Class N Preferred Stock (and, consequently, Securities) that remain outstanding at such time will be based on the price and volume of any recent secondary market sales of the Securities, prevailing interest rates at the time, Company cash on hand, among other factors. As of the date of this Offer to Purchase and Consent Solicitation, the Company has sufficient cash on hand to purchase the maximum number of Securities sought in the Offer, and there are no legal or contractual restrictions on cash distributions from subsidiaries that would limit the purchase of the Securities in the Offer.
A copy of the proposed Articles of Amendment effecting the Preferred Amendment is attached hereto as Annex A. We urge you to carefully read the Articles of Amendment in its entirety. The filing and effectiveness of the Preferred Amendment is conditioned on obtaining the Requisite Approvals. If we fail to receive the Requisite Approvals during the 12-month period beginning on the Expiration Date, the Preferred Amendment will not be effectuated. If the

Preferred Amendment is not effectuated, or if the Company’s Board of Directors determines that a redemption is not advisable and in the best interests of the Company, the Company’s redemption of Securities that remain outstanding following the Offer would not occur and holders may be left holding a highly illiquid security. See “Potential Effects on Holders of Securities—Reduced Liquidity and Increased Volatility.”
Following completion of the Offer and Consent Solicitation, the Securities may no longer meet the NYSE’s continued listing criteria for preferred stock, in which case the Securities will be delisted from the NYSE and the Company will file a Form 25 to terminate registration of the Securities under Section 12(b) of the Exchange Act.
You must validly tender all Securities that you own in order to participate in the Offer and Consent Solicitation. You may not consent to the Preferred Amendment without tendering your Securities in the Offer and Consent Solicitation, and you may not tender your Securities for exchange in the Offer and Consent Solicitation without consenting to the Preferred Amendment. The Offer and the Consent Solicitation are conditioned upon receipt of the Requisite Preferred Shareholder Consents, which effectively requires tenders from holders of at least two-thirds of the outstanding shares of Class N Preferred Stock (which corresponds to tenders from holders of two-thirds of the outstanding Securities). The consent to the Preferred Amendment is a part of the Letter of Transmittal and Consent, and holders will be required to deliver to us such consent as a condition to tendering Securities in the Offer. You may revoke your consent to the Preferred Amendment with respect to any Securities you have tendered at any time prior to the Expiration Date only by withdrawing the Securities you have tendered. Following the Expiration Date, assuming the Company’s acceptance for purchase of any and all your validly tendered and not properly withdrawn Securities, you may not revoke your consent to the Preferred Amendment.
The Offer and the Consent Solicitation are conditioned upon receipt of the Requisite Preferred Shareholder Consents. The Offer and Consent Solicitation are subject to certain other conditions. See Section 9.
Source and Amount of Funds
The Company expects to use cash on hand, including borrowings under the Company’s Revolving Credit Facility (as defined below), to pay the consideration payable by it pursuant to the Offer and Consent Solicitation and the fees and expenses incurred by it in connection therewith.
Immediately prior to the consummation of the Offer and the subsequent surrender of the Securities by the Company to the depositary in exchange for shares of Class N Preferred Stock, Kimco OP (as defined below) shall purchase from the Company an equal number of Class N Preferred Units of Kimco OP as the number of shares of Class N Preferred Stock to be purchased by the Company in the Offer, upon the same terms and for the same price per Class N Preferred Unit of Kimco OP as the price per share of Class N Preferred Stock (based on the price for the Securities and the applicable exchange rate for the Securities).

Time to Tender and Consent
You may tender your Securities until the Offer and Consent Solicitation expires.
The Offer and Consent Solicitation will expire at 5:00 p.m., New York City time on December 4, 2024, unless the Company extends them (such time and date, as the same may be extended, the “Expiration Date”). See Section 5.
The Company may choose to extend the Offer and Consent Solicitation for any reason, subject to applicable laws. The Company cannot assure you that it will extend the Offer and Consent Solicitation or, if it does, of the length of any extension that it may provide. See Section 16.
You may revoke your consent to the Preferred Amendment with respect to any Securities you have tendered at any time prior to the Expiration Date only by withdrawing the Securities you have tendered. Following the Expiration Date, assuming the Company’s acceptance for purchase of any and all your validly tendered and not properly withdrawn Securities, you may not revoke your consent to the Preferred Amendment.
If a broker, dealer, commercial bank, trust company or other nominee holds your Securities, it may have an earlier deadline for you to act to instruct it to accept the Offer and provide your consent to the Preferred Amendment on your behalf. You should contact the broker, dealer, commercial bank, trust company or other nominee to determine its deadline.
Fairness of the Offer
On October 28, 2024, our Board of Directors determined that the Offer and Consent Solicitation are advisable and in the best interests of the Company and determined that the Offer and Consent Solicitation are fair to the holders of the Securities, including the unaffiliated holders of the Securities. See “Special Factors, Section 3. Fairness of the Offer and Consent Solicitation.”
Extension, Amendment, and Termination of the Offer and Consent Solicitation
The Company reserves the right to extend or amend the Offer and Consent Solicitation in its sole discretion. If the Company extends the Offer and Consent Solicitation, it will delay the acceptance of any Securities that have been tendered. The Company reserves the right to terminate the Offer and Consent Solicitation under certain circumstances. See Section 9 and Section 16.
The Company will issue a press release by 9:00 a.m., New York City time, on the business day after the scheduled Expiration Date if it decides to extend the Offer and Consent Solicitation. The Company will announce any amendment to the Offer and Consent Solicitation by making a public announcement of the amendment. See Section 16.
Purpose of the Offer and Consent Solicitation
The principal purpose of the Offer and Consent Solicitation is to provide liquidity to holders of the Securities at a premium to recent market prices and where trading volumes in the Securities have historically been minimal. The Offer and Consent Solicitation also represent an opportunity for the Company to simplify its capital structure. See Section 1.

Conditions of the Offer and Consent Solicitation
The Offer and the Consent Solicitation are conditioned upon receipt of the Requisite Preferred Shareholder Consents, which effectively requires tenders from holders of at least two-thirds of the outstanding shares of Class N Preferred Stock (which corresponds to tenders from holders of two-thirds of the outstanding Securities). The consent to the Preferred Amendment is a part of the Letter of Transmittal and Consent, and holders will be required to deliver to us such consent as a condition to tendering Securities in the Offer. The Offer and Consent Solicitation are subject to certain other conditions, including, among others, the absence of court and governmental action prohibiting, challenging or restricting the Offer and Consent Solicitation. The conditions to the Offer and Consent Solicitation are for the sole benefit of the Company and may be asserted by the Company, regardless of the circumstances giving rise to any such condition (other than any actions or inactions of the Company). The Company reserves the right, in its sole discretion, to waive any and all conditions of the Offer and Consent Solicitation prior to the Expiration Date. See Section 9.
Procedures for Tendering Securities
The Offer and Consent Solicitation will expire on the Expiration Date, which is at 5:00 p.m. New York City time on December 4, 2024, unless the Company extends or earlier terminates the Offer and Consent Solicitation. To tender your Securities prior to the expiration of the Offer and Consent Solicitation, you must electronically transmit your acceptance of the applicable Offer and Consent Solicitation through ATOP, which is maintained by DTC, and by which you will agree to be bound by the terms and conditions set forth in the applicable Offer and Consent Solicitation, or deliver to the Tender Agent a duly executed Letter of Transmittal and Consent.
A tender will be deemed to be received after you have expressly agreed to be bound by the terms of the Offer and Consent Solicitation, which is accomplished by the transmittal of an agent’s message to the Tender Agent by DTC in accordance with ATOP procedures, or by delivery to the Tender Agent of a duly executed Letter of Transmittal and Consent. You should contact the Information Agent for assistance at the contact information listed on the last page of this Offer to Purchase and Consent Solicitation. Please note that the Company will not purchase your Securities in the Offer and Consent Solicitation unless the Tender Agent receives the required confirmation prior to the Expiration Date. If a broker, dealer, commercial bank, trust company or other nominee holds your Securities, it is likely that it has an earlier deadline for you to act to instruct it to accept the Offer and provide your consent to the Preferred Amendment on your behalf. We recommend that you contact your broker, dealer, commercial bank, trust company or other nominee to determine its applicable deadline. See Section 6.
The Securities may be tendered and accepted only in whole shares. No alternative, conditional or contingent tenders will be accepted. We have no obligation to accept Securities that are not validly tendered in the Offer and Consent Solicitation before the Expiration Date.

There are no guaranteed delivery procedures available with respect to the Offer and Consent Solicitation under the terms of this Offer to Purchase and Consent Solicitation or any related materials. Holders must tender their Securities and consent to the Preferred Amendment in accordance with the procedures set forth in this Offer to Purchase and Consent Solicitation. See Section 6.
Withdrawal Rights
You may withdraw any Securities you have tendered at any time before the Expiration Date, which will occur at 5:00 p.m., New York City time on December 4, 2024, unless the Company extends the Offer and Consent Solicitation. The Company cannot assure you that it will extend the Offer and Consent Solicitation or, if it does, of the length of any extension it may provide. See Section 7.
You may revoke your consent to the Preferred Amendment with respect to any Securities you have tendered at any time prior to the Expiration Date only by withdrawing the Securities you have tendered. Following the Expiration Date, assuming the Company’s acceptance for purchase of any and all your validly tendered and not properly withdrawn Securities, you may not revoke your consent to the Preferred Amendment.
Subject to the conditions of the Offer and Consent Solicitation, on the Settlement Date, the Company will accept for purchase any and all validly tendered and not properly withdrawn Securities. The Company expects the Settlement Date to promptly follow the Expiration Date, unless extended pursuant to the Offer and Consent Solicitation.
Withdrawal Procedure
You must deliver, on a timely basis prior to the Expiration Date, a written notice of your withdrawal, or a properly transmitted “Request Message” through ATOP, to the Tender Agent at the address appearing on the last page of this Offer to Purchase and Consent Solicitation. Your notice of withdrawal must specify your name, the number of Securities to be withdrawn and the name of the registered holder of those Securities. Some additional requirements apply for Securities that have been tendered under the procedure for book-entry transfer set forth in Section 6. See Section 7.
No Recommendation as to Whether to Tender or Provide Consent
The Company’s Board of Directors has determined that the Offer and Consent Solicitation are advisable and in the best interests of the Company and that the Offer and Consent Solicitation are fair to holders of the Securities, including the unaffiliated holders thereof, and has declared the Preferred Amendment advisable and is submitting the Preferred Amendment to the holders of the Class N Preferred Stock (and therefore the holders of the Securities) for consideration; however, neither the Company nor its Board of Directors, nor any other person, makes any recommendation to holders of Securities as to whether to tender or refrain from tendering their Securities or to provide or refrain from providing their consent to the Preferred Amendment in the Offer and Consent Solicitation. You should read carefully the information in this Offer to Purchase and Consent Solicitation before making your decision whether to tender your Securities and to consent to the Preferred Amendment. See Section 20.

Untendered or Unpurchased Securities
Any tendered Securities that are not accepted for purchase by the Company will be returned without expense to their tendering holder and the related consent to the Preferred Amendment will be revoked. Securities not tendered or otherwise not purchased pursuant to the Offer and Consent Solicitation will remain outstanding. We have no obligation to accept Securities that are not validly tendered in the Offer and Consent Solicitation before the Expiration Date. If the Requisite Approvals are obtained and the Preferred Amendment and Deposit Agreement Amendment are effected, the Company will have the option to redeem all Securities that remain outstanding following the consummation of the Offer and Consent Solicitation during the 90 days following the date of effectiveness of the Preferred Amendment at a redemption price for each share of Class N Preferred Stock equal to $60,340.00 (which would mean a redemption price for each Security equal to $60.34), plus accrued and unpaid dividends, if any, for the period from and including the last dividend payment date to, but not including, the redemption date). See Section 1.
Market Price of the Securities
The Securities are traded on the NYSE. The last reported sale price on November 1, 2024 was $60.79.
As of November 1, 2024, the average daily trading volume for the Securities since January 2, 2024, the initial issue date of the Securities, was 4,154, and the 20-day average daily trading volume for the Securities was 2,133.
The Offer Price for the Securities could be above or below the last reported sale price of the Securities on the Expiration Date. Holders of Securities should obtain current market quotations for the Securities before deciding whether to tender their Securities and consent to the Preferred Amendment pursuant to the Offer and Consent Solicitation.
Based upon the last reported trading price, it is unlikely that holders of the Securities would convert their Securities into Common Stock at the current exchange ratio of 2.3071 shares of Common Stock for each Security pursuant to the terms of the Class N Preferred Stock and the Charter. The exchange ratio is subject to increase in the event our quarterly common equity dividend were to exceed $0.27 per share. We believe that the Offer and Consent Solicitation set forth in this Offer to Purchase and Consent Solicitation will allow all holders of the Securities to receive a premium to recent market prices for the Securities where trading volumes in the Securities have historically been minimal. See Section 10.
Appraisal Rights
You will have no appraisal rights in connection with the Offer and Consent Solicitation.
Time of Payment
The Company will pay the purchase price to you in cash for the Securities it purchases promptly after the Expiration Date and the acceptance of the Securities for purchase. We refer to the date on which such payment is made as the “Settlement Date.” The Company expects the Settlement Date to promptly follow the Expiration Date. See Section 8.

Payment of Brokerage Commissions
If you are a registered holder of Securities and you tender your Securities directly to the Tender Agent, you will not incur any brokerage commissions. If you hold Securities through a broker, dealer, commercial bank, trust company or other nominee, we recommend that you consult your broker, dealer, commercial bank, trust company or other nominee to determine whether transaction costs are applicable. See Section 6.
Soliciting Broker Fee
The Company will pay a soliciting broker fee (the “Soliciting Broker Fee”) of $0.25 for each Security that is validly tendered and accepted for purchase pursuant to the Offer and for which consents have been delivered pursuant to the Consent Solicitation to retail brokers that are appropriately designated by their tendering holder clients to receive this fee; provided that such fee will only be paid with respect to tenders by holders of 10,000 Securities or fewer.
Certain U.S. Federal Income Tax Consequences of the Offer
The cash received in exchange for tendered Securities generally will be treated for U.S. federal income tax purposes either as (i) consideration received with respect to a sale or exchange of the tendered Securities, or (ii) a distribution from the Company in respect of its stock, depending on the particular circumstances of each holder of Securities. See Section 15 for a more detailed discussion.
Holders of the Securities should consult their tax advisors to determine the particular tax consequences to them of participating in the Offer and Consent Solicitation, including the applicability and effect of any state, local or non-U.S. tax laws.
Payment of Stock Transfer Tax
If you are the registered holder and you instruct the Tender Agent to make the payment for the Securities directly to you, then generally you will not incur any stock transfer tax. See Section 8.
Dealer Manager and Solicitation Agent
The Dealer Manager and Solicitation Agent for the Offer and Consent Solicitation is J.P. Morgan Securities LLC.
The Company will pay the Dealer Manager and Solicitation Agent fees. See Section 17.
See the last page of this Offer to Purchase and Consent Solicitation for additional information about the Dealer Manager and Solicitation Agent.
Information and Tender Agent
The Information Agent is D.F. King & Co., Inc., and the Tender Agent is Equiniti Trust Company, LLC. See Section 20.
See the last page of this Offer to Purchase and Consent Solicitation for additional information about the Information Agent and the Tender Agent.
Further Information
You may call the Dealer Manager and Solicitation Agent with questions regarding the terms of the Offer and Consent Solicitation or the Information Agent and the Tender Agent with questions regarding how to tender and/or request additional copies of this Offer to Purchase and Consent Solicitation, the Letter of Transmittal and Consent or other documents related to the Offer and Consent Solicitation.

SPECIAL FACTORS
Section 1.	Purpose of and Reasons for the Offer and Consent Solicitation.
As discussed further below, the principal purpose of the Offer and Consent Solicitation is to provide liquidity to holders of the Securities at a premium to recent market prices and where trading volumes in the Securities have historically been minimal. The Offer and Consent Solicitation also represent an opportunity for the Company to simplify its capital structure.
The Offer Price represents a premium as compared to the last reported trading price of $60.79 on November 1, 2024. Based upon the last reported trading price, it is unlikely that holders of the Securities would convert their Securities into Common Stock at the current exchange ratio of 2.3071 shares of Common Stock for each Security pursuant to the terms of the Class N Preferred Stock and the Charter. The exchange ratio is subject to increase in the event our quarterly common equity dividend were to exceed $0.27 per share. We believe that the Offer and Consent Solicitation set forth in this Offer to Purchase and Consent Solicitation will allow all holders of the Securities to receive a premium to recent market prices for the Securities. See Section 10 for high and low sale prices of the Securities since January 2, 2024 (the date of the RPT Merger).
If the Requisite Approvals are obtained and the Preferred Amendment and Deposit Agreement Amendment are effected, we will have the option to redeem all shares of Class N Preferred Stock (and, consequently, Securities) that remain outstanding following the consummation of the Offer and Consent Solicitation during the 90 days following the date of effectiveness of the Preferred Amendment at a redemption price for each share of Class N Preferred Stock equal to $60,340.00 (which would mean a redemption price for each Security equal to $60.34), plus accrued and unpaid dividends, if any, for the period from and including the last dividend payment date to, but not including, the redemption date). At such time, the Company’s Board of Directors intends to consider redeeming all shares of Class N Preferred Stock (and, consequently, Securities) that remain outstanding, subject to determining whether a redemption is advisable and in the best interests of the Company. The decision whether or not to redeem shares of Class N Preferred Stock (and, consequently, Securities) that remain outstanding at such time will be based on the price and volume of any recent secondary market sales of the Securities, prevailing interest rates at the time, and Company cash on hand, among other factors. As of the date of this Offer to Purchase and Consent Solicitation, the Company has sufficient cash on hand to purchase the maximum number of Securities sought in the Offer, and there are no legal or contractual restrictions on cash distributions from subsidiaries that would limit the purchase of the Securities in the Offer.
We believe that the Offer also provides the holders of our Securities with an efficient way to sell their Securities without incurring transaction costs associated with open market sales. If you are a registered holder of Securities and you tender your Securities directly to the Tender Agent, you will not incur any brokerage commissions. If you hold Securities through a broker, dealer, commercial bank, trust company or other nominee, we recommend that you consult your broker, dealer, commercial bank, trust company or other nominee to determine whether transaction costs are applicable. See Section 5.
The Company considered several alternative methods of returning cash to holders of the Securities, in addition to the Offer and Consent Solicitation, including open market purchases and privately negotiated purchases. Pursuant to a previously established repurchase program authorized in January 2024 by the Board of Directors, the Company purchased a total of 80 Securities, representing 0.004% of the total outstanding Securities, through open market purchases at a weighted average price per share of $57.91 on August 19, 2024 and August 20, 2024. However, due to, among other factors, the relative illiquidity of the market and a desire to offer such returns proportionately to all holders of the Securities, additional open market purchases were not pursued. Privately negotiated purchases were also considered and rejected due to, among other factors, the fact that the diffuse nature of the holders of Securities would require a significant expenditure of time and effort to acquire any meaningful amount of Securities and a desire to offer such returns proportionately to all holders of the Securities. The return of cash through a tender offer was ultimately selected due to the fact that such an offer could be made to any and all holders of Securities, a securityholder’s determination to tender or not tender in the Offer and Consent Solicitation is purely voluntary and that in a tender offer securityholders are provided with sufficient time and information to make an informed decision.

The Offer and Consent Solicitation constitute post-closing optimization of the Company’s capital structure following the Company’s acquisition of RPT in January of 2024. The Company was required to issue the Securities to holders of similar securities of RPT in connection with the acquisition. This Offer and Consent Solicitation is intended to rationalize and optimize the Company’s capital structure as soon as practicable following the acquisition of RPT.
The Board of Directors has determined that the Offer and Consent Solicitation are advisable and in the best interests of the Company and that the Offer and Consent Solicitation are fair to holders of the Securities, including the unaffiliated holders thereof, and has declared the Preferred Amendment advisable and is submitting the Preferred Amendment to the holders of the Class N Preferred Stock (and therefore the holders of the Securities) for consideration; however, neither the Company nor its Board of Directors, nor any other person, including the Dealer Manager, Information Agent and Tender Agent, has made, and they are not making, any recommendation to you as to whether to tender or refrain from tendering your Securities or to provide or refrain from providing your consent to the Preferred Amendment in the Offer and Consent Solicitation. We have not authorized any person to make any such recommendation. You must make your own decision as to whether to tender your Securities and provide your consent to the Preferred Amendment in the Offer and Consent Solicitation. In doing so, you should read carefully the information contained in, or incorporated by reference in, this Offer to Purchase and Consent Solicitation and in the Letter of Transmittal and Consent, including the purposes and effects of the Offer and Consent Solicitation. You are urged to discuss your decisions with your own tax advisor, financial advisor and/or broker.
The Company does not believe, after reasonable inquiry, that any of the Company’s affiliates or its directors or executive officers own the Securities and thus does not believe, after reasonable inquiry, that any such persons will tender the Securities in connection with the Offer and Consent Solicitation.
The Company does not presently know, after reasonable inquiry, whether any of the Company’s directors, executive officers or affiliates have made any recommendation either in support of or opposed to the Offer and Consent Solicitation other than as expressly set forth in this Offer to Purchase and Consent Solicitation.
Section 2.	Certain Effects of the Offer and Consent Solicitation.
The following is a review of certain expected effects of the Offer and Consent Solicitation:.
Potential Effects on Holders of Securities
Cash Payment at a Premium to Recent Market Prices; Liquidity. If the Offer and Consent Solicitation is consummated, the tendering holders of Securities will receive a purchase price that represents a premium (based on the closing price reported on November 1, 2024) over recent market prices. Tendering holders of Securities will receive a cash payment based on the applicable Offer Price, which we believe would be unlikely for all holders of Securities to receive in open market sales. Due to the illiquidity of the Securities, if a significant number of Securities were sold in the open market, those sales would likely reduce the market price of the Securities materially, which would likely reduce payments upon any later sales of Securities. If the Offer and Consent Solicitation is completed, however, all properly tendering holders of Securities will receive the same price, which is at a premium over recent market prices. Given the potential timing for the redemption of the Securities that are not tendered in the Offer (assuming the receipt of the Requisite Approvals as described in this Offer to Purchase and, thereafter, that the Company elects redeem the Securities), there is no guarantee that the redemption price will represent a premium to the market price for the Securities at the time of the redemption, or that there will even be an established market price for the Securities at such time.
Security Obligations; Dividends. Holders of the Securities that tender their Securities and consent to the Preferred Amendment will not have the benefit of any dividends if and when declared and paid in the future, other than their payment of accrued and unpaid dividends, if any, to, but not including, the Settlement Date in connection with the tender. Any determination to pay dividends on the Securities in the future will be at the discretion of the Board of Directors and will depend upon the Company’s financial condition, availability of capital, a review of any regulatory, contractual and other constraints, and other factors deemed relevant by the Board of Directors.
If we complete the Offer and Consent Solicitation and obtain the Requisite Approvals, we intend to file the Preferred Amendment with the State Department of Assessments and Taxation of Maryland to permit the Company to have the option to redeem the Class N Preferred Stock during the 90 days following the date of effectiveness of the Preferred Amendment at a redemption price for each share of Class N Preferred Stock equal to $60,340.00 (which would be mean a redemption price for each Security equal to $60.34, plus accrued and unpaid dividends, if any, for the period from and including the last dividend payment date to, but not including, the date of redemption).
If the Requisite Approvals are obtained and the Preferred Amendment and Deposit Agreement Amendment are effected, we will have the option to redeem all Securities that remain outstanding following the consummation of the Offer and Consent Solicitation during the 90 days following the date of effectiveness of the Preferred Amendment at the redemption price referred to in the prior paragraph. At such time, the Company’s Board of Directors intends to consider redeeming all shares of Class N Preferred Stock (and, consequently, Securities) that remain outstanding, subject to determining whether a redemption is advisable and in the best interests of the Company. The decision whether or not to redeem shares of Class N Preferred Stock (and, consequently, Securities) that remain outstanding at such time will be based on the price and volume of any recent secondary market sales of the Securities, prevailing interest rates at the time, Company and Company cash on hand, among other factors. As of the date of this Offer to Purchase and Consent Solicitation, the Company has sufficient cash on hand to purchase the maximum number of Securities sought in the Offer, and there are no legal or contractual restrictions on cash distributions from subsidiaries that would limit the purchase of the Securities in the Offer. A copy of the proposed Articles of Amendment effecting the Preferred Amendment is attached hereto as Annex A. We urge you to carefully read the Articles of Amendment in its entirety. The filing and effectiveness of the Preferred Amendment is conditioned on obtaining the Requisite Approvals. If we fail to receive the Requisite Approvals during the 12-month period beginning on the Expiration Date, the Preferred Amendment will not be effectuated. If the Preferred Amendment is not effectuated, or if the Company’s Board of Directors determines that a redemption is not advisable and in the best interests of the Company, the Company’s redemption of Securities that remain outstanding following the Offer would not occur and holders may be left holding a highly illiquid security. See “—Reduced Liquidity and Increased Volatility” below.
Following completion of the Offer and Consent Solicitation, the Securities may no longer meet the NYSE’s continued listing criteria for preferred stock, in which case the Securities will be delisted from the NYSE and the Company will file a Form 25 to terminate registration of the Securities under Section 12(b) of the Exchange Act.
You must validly tender all Securities that you own in order to participate in the Offer and Consent Solicitation. You may not consent to the Preferred Amendment without tendering your Securities in the Offer and Consent Solicitation, and you may not tender your Securities for exchange in the Offer and Consent Solicitation without consenting to the Preferred Amendment. The Offer and the Consent Solicitation are conditioned upon receipt of the Requisite Preferred Shareholder Consents, which effectively requires tenders from holders of at least two-thirds of the outstanding shares of Class N Preferred Stock (which corresponds to tenders from holders of two-thirds of the outstanding Securities). The consent to the Preferred Amendment is a part of the Letter of Transmittal and Consent, and holders will be required to deliver to us such consent as a condition to tendering Securities in the Offer. You may revoke your consent to the Preferred Amendment with respect to any Securities you have tendered at any time prior to the Expiration Date only by withdrawing the Securities you have tendered. Following the Expiration Date, assuming the Company’s acceptance for purchase of any and all your validly tendered and not properly withdrawn Securities, you may not revoke your consent to the Preferred Amendment.
Future Economic Position. There is no guarantee that tendering your Securities and consenting to the Preferred Amendment in the Offer and Consent Solicitation will put you in a better future economic position. We can give no assurance as to the market value of our Securities in the future. If you choose to tender your Securities for exchange in the Offer and consent to the Preferred Amendment, future events may cause an increase of the market price of our Securities, which may result in a lower value realized by participating in the Offer and Consent Solicitation than you might have realized if you did not tender your Securities and consent to the Preferred Amendment. Similarly, if you do not tender your Securities and consent to the Preferred Amendment in the Offer and Consent Solicitation, there can be no assurance that you can sell your Securities in the future at a value equal to or higher than would have been obtained by participating in the Offer and Consent Solicitation. Furthermore, if the Preferred Amendment and Deposit Agreement Amendment are effected, we will have the option to redeem all shares of Class N Preferred Stock (and, consequently, Securities) that remain outstanding following the consummation of the Offer and Consent Solicitation during the 90 days following the date of effectiveness of the Preferred Amendment at a redemption price for each share of Class N Preferred Stock equal to $60,340.00 (which would mean a redemption price for each Security equal to $60.34), plus accrued and unpaid dividends, if any, for the period from and including the last dividend payment date to, but not including, the redemption date).
Loss of Any Future Benefits Associated with the Securities. Holders of the Securities who tender their Securities and consent to the Preferred Amendment in the Offer and Consent Solicitation and whose Securities are accepted and purchased by the Company will no longer have any rights and benefits with respect to those Securities, including the right to receive future distributions with respect to any Securities tendered. Holders of our Securities are entitled to receive, when, as and if declared by the Board of Directors out of any funds legally available therefor, cumulative dividends on the liquidation preference. Future benefits could also include payments made to the holder of the Securities (i) upon any liquidation of the Company or (ii) at the election of the Company, to the extent permitted by the terms of the Charter and applicable law, voluntary repurchase by the Company of the Securities at a price agreed upon by the Company and the selling holder of Securities, in each case, at the Liquidation Preference of $50.00 plus accrued and unpaid dividends, if any, per Security.
Holders of the Securities who choose to participate in the Offer and Consent Solicitation by tendering Securities and consenting to the Preferred Amendment will only receive the cash payment of $62.00 per share, plus accrued and unpaid dividends, if any, for the period from and including the last dividend payment date, to, but not including, the Settlement Date, less any applicable withholding taxes, and will lose the right to receive any accrued and unpaid dividends, if any, thereon and all future distributions with respect to such tendered Securities. We have declared a quarterly dividend on the Class N Preferred Stock to be paid on the Dividend Payment Date to shareholders of record on the Dividend Record Date. Holders of Securities who validly tender their Securities (and whose Securities are accepted for purchase by the Company) in the Offer will receive accrued and unpaid dividends, if any, for the period from and including the last dividend payment date, to, but not including, the Settlement Date, unless the Settlement Date occurs on or following the Dividend Record Date and prior to the Dividend Payment Date (in which case accrued and unpaid dividends related to the Declared Dividend will not be paid to tendering holders on the Settlement Date and the Declared Dividend will be paid to holders of record on the Dividend Record Date). At the time you tender your Securities, you will not know the extent of participation by other holders of Securities in the Offer and Consent Solicitation.
In addition, if the Preferred Amendment and Deposit Agreement Amendment are approved, we will have the option to redeem all shares of Class N Preferred Stock (and, consequently, Securities) that remain outstanding following the consummation of the Offer and Consent Solicitation during the 90 days following the date of effectiveness of the Preferred Amendment at a redemption price for each share of Class N Preferred Stock equal to $60,340.00 (which would mean a redemption price for each Security equal to $60.34), plus accrued and unpaid dividends, if any, for the period from and including the last dividend payment date to, but not including, the redemption date).
Loss of Conversion Rights. Holders of Securities currently have the right, at their option and subject to the terms, conditions and adjustments set forth in the terms of the Class N Preferred Stock in the Charter, to convert some or all of their outstanding Securities to Common Stock. Holders who tender their Securities and consent to the Preferred Amendment in the Offer and Consent Solicitation will not be able to convert such Securities unless such holders of Securities withdraw their Securities tendered prior to the Expiration Date. Holders who do not tender their Securities and consent to the Preferred Amendment in the Offer and Consent Solicitation will continue to have the right to convert their Securities in accordance with the terms of the Class N Preferred Stock in the Charter.
Tax Consequences. Holders whose Securities are accepted and purchased by the Company in this Offer to Purchase and Consent Solicitation may also incur tax liability (including possible U.S. federal withholding or backup withholding) with respect to the sale of their Securities. Given the absence of definitive authority as to the tax treatment of the payment for Securities purchased absent a complete termination of such holder’s interest in the Company, the tax consequences to any such holders whose Securities are so accepted and purchased will depend upon the facts and circumstances of each such holder’s specific situation. See Section 15.
Reduction in Outstanding Securities. The Securities purchased by the Company in the Offer will be retired and the underlying preferred stock, fractional interests in which such Securities represent, will be retired and returned to the status of authorized but unissued shares of the Company’s preferred stock, without designation as to class or series.
Reduced Liquidity and Increased Volatility. Equity securities that have a small number of issued securities and a small number of holders have less liquidity, more volatile trading and may attract lower prices than comparable equity securities with a greater float and more holders. Any purchase of Securities in the Offer will reduce the number of Securities that trade publicly and will likely reduce the number of holders and beneficial owners of Securities. Therefore, the market price for Securities that are not tendered and purchased in the Offer may be lower and more volatile. If the Offer is completed, there can be no assurance that any trading market will exist for the Securities. To the extent a market continues to exist after completion of the Offer, the Securities may trade at a discount compared to current values. We can give no assurance, however, as to the price at which a holder of Securities may be able to sell his, her or its Securities in the future, if at all. The Securities are perpetual and there is no fixed date on which we are required to redeem or otherwise repurchase the Securities. In addition, no holder of Securities has the right to require the Company to redeem the Securities. If the Preferred Amendment and Deposit Agreement Amendment are effected, we will have the option to redeem all shares of Class N Preferred Stock (and, consequently, Securities) that remain outstanding following the consummation of the Offer and Consent Solicitation during the 90 days following the date of effectiveness of the Preferred Amendment at a redemption price for each share of Class N Preferred Stock equal to $60,340.00 (which would mean a redemption price for each Security equal to $60.34), plus accrued and unpaid dividends, if any, for the period from and including the last dividend payment date to, but not including, the redemption date).
Third-party determination. We have not obtained a third-party determination that the Offer and Consent Solicitation are fair to holders of the Securities, including the unaffiliated holders thereof. The Company’s Board of Directors has determined that the Offer and Consent Solicitation are advisable and in the best interests of the Company and that the Offer and Consent Solicitation are fair to holders of the Securities, including the unaffiliated holders thereof, and has declared the Preferred Amendment advisable and is submitting the Preferred Amendment to the holders of the Class N Preferred Stock (and therefore the holders of the Securities) for consideration; however, neither the Company nor its Board of Directors, nor any other person, makes any recommendation to holders of Securities as to whether to tender or refrain from tendering their Securities or to provide or refrain from providing their consent to the Preferred Amendment in the Offer and Consent Solicitation. We have not retained, and do not intend to retain, any unaffiliated representative to act on behalf of holders of the Securities, including the unaffiliated holders of the Securities, for purposes of negotiating the Offer and Consent Solicitation or preparing a report concerning the fairness of the Offer and Consent Solicitation. You must make your own independent decision regarding your participation in the Offer and Consent Solicitation.
Withdrawal, extension or delay. We may withdraw the Offer and Consent Solicitation under certain circumstances. See Section 7. Upon any such withdrawal, we are required by Rule 13e-4(f)(5) under the Exchange Act to promptly return the tendered Securities. We will announce our decision to withdraw the Offer and Consent Solicitation by disseminating notice by public announcement or otherwise as permitted by applicable law. Even if the Offer and Consent Solicitation is consummated, it may not be consummated on the schedule described hereunder. Accordingly, holders of our Securities participating in the Offer and Consent Solicitation may have to wait longer than expected to receive their cash, during which time such holder will not be able to effect transfers or sales of their Securities tendered in the Offer and Consent Solicitation.
Potential Effects on the Company
Reduced Cash Obligations. A reduction in the number of outstanding shares of the Company’s preferred stock will reduce the amount of the Company’s future dividend obligations, as and when authorized by the Board of Directors and declared by the Company, thereby enhancing the Company’s operational flexibility by enabling the Company to use cash for other purposes.
Reduction in Liquidation Preference. A reduction in the number of outstanding Securities will reduce the aggregate amounts payable to holders of Securities upon (i) any liquidation of the Company at the Liquidation Preference of $50.00 plus accrued and unpaid dividends, if any, per Security, or (ii) at the election of the Company to the extent permitted by the terms of the Charter and applicable law, voluntary repurchase by the Company of the Securities at a price agreed upon by the Company and the selling holder of Securities. The Securities are perpetual and there is no fixed date on which we are required to redeem or otherwise repurchase of the Class N Preferred Stock (and, consequently, the Securities). Additionally, no holder of Securities has the right to require the Company to redeem the Securities. If the Preferred Amendment and Deposit Agreement Amendment are effected, we will have the option to redeem all shares of Class N Preferred Stock (and, consequently, the Securities) that remain outstanding following the consummation of the Offer and Consent Solicitation during the 90 days following the date of effectiveness of the Preferred Amendment, at a redemption price for each share of Class N Preferred Stock equal to $60,340.00 (which would mean a redemption price for each Security equal to $60.34), plus accrued and unpaid dividends, if any, for the period from and including the last dividend payment date to, but not including, the redemption date).
No Change in Value. The Company does not believe that the Offer and Consent Solicitation will result in a material change to its net book value, net earnings or going concern value.

Potential Effects on the Market for the Securities
Consummation of the Offer and Implications for Trading Volume and Listing of the Securities. The Securities are currently traded on the NYSE under the symbol “KIMprN.” The Securities acquired pursuant to the Offer will be retired and cancelled. Consequently, our purchase and subsequent cancellation of the Securities tendered in the Offer will reduce the number of the Securities that might otherwise be traded publicly and may reduce the number of holders of the Securities and the trading volume of the Securities on the NYSE. In addition, following completion of the Offer and Consent Solicitation, the Securities may no longer meet the NYSE’s continued listing criteria for preferred stock, in which case the Securities will be delisted from the NYSE and the Company will file a Form 25 to terminate registration of the Securities under Section 12(b) of the Exchange. If the Securities are delisted from the NYSE it will reduce the liquidity of the Securities.
Redemption of the Securities Following Effectiveness of the Preferred Amendment and Deposit Agreement Amendment. Pursuant to the terms of the Offer and Consent Solicitation, if we obtain the Requisite Approvals for the Preferred Amendment and Deposit Agreement Amendment, we will have the option to redeem all the shares of Class N Preferred Stock (and, consequently, all of the Securities) that remain outstanding following the consummation of the Offer and Consent Solicitation during the 90 days following the date of effectiveness of the Preferred Amendment. In case we redeem the remaining Securities, which represent fractional interests in shares of Class N Preferred Stock, untendered in the Offer, the NYSE listing of the Securities will be terminated and we would seek to terminate the registration of the Securities pursuant to Section 12(b) of the Exchange Act. However, whether or not the Offer is consummated and any non-tendered Securities are redeemed in connection with the redemption of the shares of Class N Preferred Stock of which such Securities represent fractional interests, the Common Stock will remain listed on the NYSE registered with the SEC pursuant to Section 12(b) of the Exchange Act and we will remain an SEC registrant.
Section 3.	Fairness of the Offer and Consent Solicitation.
On October 28, 2024, our Board of Directors determined that the Offer and Consent Solicitation are advisable and in the best interests of the Company and determined that the Offer and Consent Solicitation are fair to the holders of the Securities, including the unaffiliated holders of the Securities. The Board of Directors evaluated information assembled and provided by the Company’s management in reaching its determination.
The Board of Director’s determination regarding the fairness of the Offer and Consent Solicitation to the holders of Securities, including the unaffiliated holders of the Securities, is required under Item 1014(a) of Regulation M-A and is not to be understood as an acknowledgment or admission by the Board of Directors that they have a duty to any holders of the Securities in this regard. Rather, as this transaction would be deemed a Rule 13e-3 transaction because a successful completion of the Offer and Consent Solicitation would have a reasonable likelihood of causing the Securities to be delisted, this Offer to Purchase and Consent Solicitation is required by the SEC to address whether the Board of Directors has a reasonable belief regarding the fairness of the Offer and Consent Solicitation to the holders of the Securities, including the unaffiliated holders of Securities.
Factors Considered
The Board of Directors considered a number of factors when determining whether the Offer and Consent Solicitation are fair to the holders of the Securities, including the unaffiliated holders of the Securities, including:
•	that the Offer Price represents a 2.39% premium as compared to the trailing 30-day volume weighted average price of the Securities on NYSE ending as of October 31, 2024;
•	that the Offer Price represents a 24% premium as compared to the $50.00 per share liquidation preference of the Securities;
•	the minimal trading volumes of the Securities;
•
the current exchange ratio of 2.3071 shares of Common Stock for each Security, which, based on the closing price of our Common Stock on the NYSE on November 1, 2024 of $23.83 per share, results in a conversion value of $54.98 per Security;

•
the year-to-date historical trading yields and prices of the Securities in comparison to certain selected market factors, such as the trading price of the Common Stock, volatility in the trading market for the Securities, yield spreads to the market rate for 30-year Treasury securities and the cost of borrowing;

•
the implied yield for the Securities based on the Offer Price relative to preferred yields for the Depositary Shares representing one one-thousandth of a share of 5.125% Class L Cumulative Redeemable Preferred Stock and the Depositary Shares representing one one-thousandth of a share of 5.250% Class M Cumulative Redeemable Preferred Stock, as well as relative to preferred yields, adjusted for any differences in unsecured credit ratings from the Company, for selected public REITs that have certain characteristics in common with the Company, such as Federal Realty Investment Trust and Regency Centers Corporation, which like the Company are primarily focused on investments in shopping centers and have preferred stock outstanding;

•
that the Offer and Consent Solicitation will provide cash consideration to, and immediate liquidity for, the holders of Securities, whose ability to sell their Securities is currently adversely affected by the minimal trading volume of the Securities on the NYSE; and

•	that participation in the Offer and Consent Solicitation is a voluntary transaction in which each holder of Securities can determine individually whether to accept the Offer and Consent Solicitation.
In approving the Offer and Consent Solicitation, based on analysis assembled and prepared by management, the Board of Directors weighed the costs and risks, including the costs associated with the Offer and Consent Solicitation, the risks of not completing the Offer and Consent Solicitation, and the potential adverse impact of the Offer and Consent Solicitation on the trading market for untendered Securities. The Board of Directors determined that the benefits of the Offer and Consent Solicitation outweighed these costs and risks based on the factors described above.
In determining the fairness of the Offer and Consent Solicitation to the holders of the Securities, including unaffiliated holders, the Board of Directors did not consider the fairness of the Offer and Consent Solicitation separately, as it views the Offer and Consent Solicitation as part of the same transaction. The price offered to holders of the Securities in the Offer is in return for both the tender of the holders’ Securities and their consent to the Preferred Amendment and Deposit Agreement Amendment. The foregoing is consistent with the purpose of the Offer and Consent Solicitation, which, as part of a single transaction, are intended to rationalize and optimize the Company’s capital structure following the Company’s acquisition of RPT.
The majority of directors who are not employees of the Company did not retain an unaffiliated representative to act solely on behalf of the unaffiliated holders of Securities for purposes of negotiating the terms of the Offer and Consent Solicitation (including any subsequent redemption of untendered Securities). Despite the lack of an unaffiliated representative acting solely on behalf of the unaffiliated holders of Securities, we believe that the Offer is procedurally fair and substantively fair to the unaffiliated holders of Securities. See factors listed under “–Approval from Holders of Securities” below.
Alternatives Considered
The Company considered several alternative methods of returning cash to holders of the Securities, in addition to the Offer and Consent Solicitation, including open market purchases and privately negotiated purchases. Pursuant to a previously established repurchase program authorized in January 2024 by the Board of Directors, the Company purchased a total of 80 Securities, representing 0.004% of the total outstanding Securities, through open market purchases at a weighted average price per share of $57.91 on August 19, 2024 and August 20, 2024. However, due to, among other factors, the relative illiquidity of the market and a desire to offer such returns proportionately to all holders of the Securities, additional open market purchases were not pursued. Privately negotiated purchases were also considered and rejected due to, among other factors, the fact that the widely dispersed nature of the holders of Securities would require a significant expenditure of time and effort to acquire any meaningful amount of Securities and a desire to offer such returns proportionately to all holders of the Securities. The return of cash through a tender offer was ultimately selected due to the fact that such an offer could be made to any and all holders of the Securities in an organized and orderly process that will allow holders sufficient time and information to make an informed decision.

Premium Price
The Board of Directors, based on the recommendation of management, has approved an Offer Price that includes a premium to the market value of the Securities, as the Board of Directors believes the premium offer price will maximize participation in the Offer and is fair to the Company and the holders of the Securities. As discussed above, the premium was determined based upon a consideration of current and historical market prices.
No Third-Party Reports, Opinions or Presentations
We did not retain any independent representative or consultant to render a fairness opinion or to provide any fairness analysis in connection with the Offer and the Consent Solicitation as we did not think the expense of such an opinion or analysis was necessary. Additionally, we did not obtain any appraisals or valuations from an outside party in connection with the determination of the Offer consideration and therefore did not consider any in determining the fairness of the transaction. The Board of Directors determined that the Offer and Consent Solicitation are fair to the holders of the Securities, including the unaffiliated holders of the Securities, based on the Board of Directors’ and management’s own analysis, including having considered the factors described above. The Company did not receive any third-party reports, presentations, opinions, valuations or appraisals with respect to the Offer.
In addition, no outside party prepared a report or made a presentation to management or the Board of Directors that is materially related to the Offer or the Consent Solicitation, including with respect to the fairness of the Offer and Consent Solicitation offered to the holders of the Securities, including the unaffiliated holders of Securities.
The Board of Directors elected not to obtain a fairness opinion regarding the fairness of the Offer Price because each holder of Securities will have the ability, at such holder’s sole discretion, to determine whether to tender their Securities in the Offer. Additionally, we did not obtain any appraisals or valuations from an outside party in connection with the determination of the Offer consideration and therefore did not consider any in determining the fairness of the transaction. The Board of Directors determined that the Offer and Consent Solicitation are advisable and in the best interests of the Company, and that the Offer and Consent Solicitation are fair to the holders of the Securities, including the unaffiliated holders, based on the Board of Directors’ and management’s own analysis, including consideration of the factors described above. The Company did not receive any third-party reports, presentations, opinions, valuations, or appraisals with respect to the Offer.
After taking into account the factors set forth above, as well as others, the Offer and Consent Solicitation was unanimously approved by our Board of Directors, including all of our directors who are independent directors under NYSE listing and SEC audit committee standards, and all of the other directors who are not employees of the Company.
Weighing of Factors
The foregoing discussion of factors considered by the Board of Directors is not intended to be exhaustive, but summarizes the material factors considered by the Board of Directors. In view of the wide variety of factors considered in connection with its evaluation of the Offer and Consent Solicitation, the Board of Directors has found it impractical to, and therefore has not, quantified or otherwise attempted to assign relative weights to the specific factors considered in reaching a decision to approve the Offer and Consent Solicitation. Moreover, each member of the Board of Directors applied his or her own personal business judgment to the process and may have given different weight to different factors. The Board of Directors did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support their ultimate determinations. The Board of Directors based its recommendations on the totality of the information presented.
Approval from Holders of Securities
The Offer and Consent Solicitation are conditioned upon receipt of the Requisite Preferred Shareholder Consents, among other conditions. As a result, because none of the holders of the Securities are affiliates of the Company, the Offer and the Consent Solicitation are effectively conditioned upon the approval of at least a majority of unaffiliated holders of the Securities. The conditions to the Offer and Consent Solicitation are for the sole benefit of the Company and may be asserted by the Company, regardless of the circumstances giving rise to any such condition (other than any actions or inactions of the Company). The Company reserves the right, in its sole discretion, to waive any and all conditions of the Offer and Consent Solicitation, including the receipt of the Requisite Preferred Shareholder Consents, prior to the Expiration Date. See Section 9. Should the Company elect to waive the receipt of the Requisite Preferred Shareholder Consents as a condition to the Offer, the Company may accept for purchase any

Securities validly tendered (and not subsequently withdrawn) in the Offer on or prior to the Expiration Date without obtaining the approval of any unaffiliated holders of Securities. Should the Company elect to waive such condition, supplemental disclosure will be provided to holders of the Securities addressing implications for the Offer and Consent Solicitation, and the Offer will be extended by at least 5 business days. In such event, we continue to believe that the Offer would be procedurally fair and substantively fair to the unaffiliated holders of Securities. This belief is based on the unanimous approval of the Offer by all of our directors who are independent directors under NYSE listing and SEC audit committee standards, and all of the other directors who are not employees of the Company and on the following factors:
•	all holders of Securities are offered the same consideration per Security;
•	holders of Securities are offered a premium to the market price of the Securities;
•	holders of Securities are provided with full disclosure of the terms and conditions of the Offer; and
•	holders of Securities are afforded sufficient time to consider the Offer.
All holders of Securities are being notified of the Offer and the implications of the Offer on their holdings, and all holders of Securities are afforded sufficient time to consider the Offer.
THE COMPANY’S BOARD OF DIRECTORS HAS DETERMINED THAT THE OFFER AND CONSENT SOLICITATION ARE ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND THAT THE OFFER AND CONSENT SOLICITATION ARE FAIR TO HOLDERS OF THE SECURITIES, INCLUDING THE UNAFFILIATED HOLDERS THEREOF, AND HAS DECLARED THE PREFERRED AMENDMENT ADVISABLE AND IS SUBMITTING THE PREFERRED AMENDMENT TO THE HOLDERS OF THE CLASS N PREFERRED STOCK (AND THEREFORE THE HOLDERS OF THE SECURITIES) FOR CONSIDERATION; HOWEVER, NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS, NOR ANY OTHER PERSON, MAKES ANY RECOMMENDATION TO HOLDERS OF SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR SECURITIES OR TO PROVIDE OR REFRAIN FROM PROVIDING THEIR CONSENT TO THE PREFERRED AMENDMENT IN THE OFFER AND CONSENT SOLICITATION. YOU SHOULD READ CAREFULLY THE INFORMATION IN THIS OFFER TO PURCHASE AND CONSENT SOLICITATION AND IN THE LETTER OF TRANSMITTAL AND CONSENT BEFORE MAKING YOUR DECISION WHETHER TO TENDER YOUR SECURITIES AND TO CONSENT TO THE PREFERRED AMENDMENT IN THE OFFER AND CONSENT SOLICITATION.
Section 4.	Plans of the Company After the Offer and Consent Solicitation.
It is expected that following the Offer and Consent Solicitation, our business and operations will be continued substantially as they are currently being conducted by management. Except as otherwise disclosed or incorporated by reference in this Offer to Purchase and Consent Solicitation, we have no current plans, proposals or negotiations that relate to or would result in:
•	any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;
•	any purchase, sale or transfer of an amount of our assets or any of our subsidiaries’ assets which is material to us and our subsidiaries, taken as a whole;
•	any material change in our present dividend rate or policy, our indebtedness or capitalization;
•
any material change in our present Board of Directors or management or any plans or proposals to change the number or the terms of directors (although we may fill vacancies arising on the Board of Directors) or to change any material term of the employment contract of any executive officer;

•	any material change in our corporate structure or business;
•	any class of our equity securities to be delisted from the NYSE;
•
any class of our equity securities becoming eligible for termination of registration under section 12(g)(4) of the Exchange Act (except to the extent the results of the Offer and Consent Solicitation impact such eligibility with respect to the Securities);

•	the termination or suspension of our obligation to file reports under Section 15(d) of the Exchange Act;

•	the acquisition or disposition by any person of our securities; or
•	any changes in our Charter, bylaws or other governing instruments or other actions that could impede the acquisition of control of us.
We have considered and may make additional repurchases of Securities following the completion of the Offer and Consent Solicitation, should our Board of Directors determine that the Company has sufficient available cash to do so, and as such, the Company retains the right, from time to time, to continue to repurchase Securities. At such time, the Company may purchase additional Securities in the open market subject to market conditions, or in private transactions, exchange offers, tender offers or otherwise. Any of these purchases may be on the same terms as, or on terms more or less favorable to holders of Securities than, the terms of the Offer and Consent Solicitation. However, Rule 13e-4 under the Exchange Act generally prohibits us and our affiliates from purchasing the Securities, other than through the Offer and Consent Solicitation, until at least 10 business days after the expiration or termination of the Offer and Consent Solicitation. Any possible future purchases by us will depend on many factors, including the market price of the Securities, the results of the Offer and Consent Solicitation, our business and financial position and general economic and market conditions.
If the Preferred Amendment and Deposit Agreement Amendment are effected, we will have the option to redeem all shares of Class N Preferred Stock (and, consequently, Securities) that remain outstanding following the consummation of the Offer and Consent Solicitation during the 90 days following the date of effectiveness of the Preferred Amendment at a redemption price for each share of Class N Preferred Stock equal to $60,340.00 (which would mean a redemption price for each Security equal to $60.34), plus accrued and unpaid dividends, if any, for the period from and including the last dividend payment date to, but not including, the redemption date).
Following completion of the Offer and Consent Solicitation, the Securities may no longer meet the NYSE’s continued listing criteria for preferred stock, in which case the Securities will be delisted from the NYSE and the Company will file a Form 25 to terminate registration of the Securities under Section 12(b) of the Exchange Act. In the event that the closing of the Offer and Consent Solicitation results in the Company having fewer than 150 shares of Class N Preferred Stock (which corresponds to fewer than 150,000 Securities) outstanding, under the existing terms of the Class N Preferred Stock, the Company will have the right, at any time at its option, to cause all remaining outstanding shares of Class N Preferred Stock to be automatically converted into that number of whole shares of Common Stock equal to the greater of (i) the then prevailing conversion rate for the Class N Preferred Stock and (ii) the liquidation preference for the Class N Preferred Stock divided by the market value of the Common Stock, as contemplated by and subject to the existing terms of the Class N Preferred Stock.
Although we do not currently have any plans, other than as disclosed or incorporated by reference in this Offer to Purchase and Consent Solicitation that relate to or would result in any of the events discussed above, we continue to evaluate opportunities for increasing stockholder value, and we may undertake or plan actions that relate to or could result in one or more of these events. In furtherance thereof, our management periodically assesses possible acquisitions, divestitures and other extraordinary corporate transactions as well as indebtedness, capitalization, special dividends or changes in dividend policy and other matters.
Nothing in the Offer and Consent Solicitation will preclude us from considering any of the foregoing events or pursuing, developing or engaging in future plans, proposals or negotiations that relate to or would result in one or more of the foregoing events, subject to applicable law, and we reserve the right to do so. Although we may not have any current plans, other than as disclosed or incorporated by reference in this Offer to Purchase and Consent Solicitation, that relate to or would result in any of the events discussed above, we consider from time to time, and may undertake or plan actions that relate to or could result in, one or more of these events. Holders tendering Securities in the Offer and Consent Solicitation may run the risk of foregoing the benefit of any appreciation in the market price of the Securities resulting from such potential future events.

THE OFFER AND CONSENT SOLICITATION
Section 5.	General.
The Offer. We are offering to purchase for cash, upon the terms and subject to the conditions set forth in this Offer to Purchase and Consent Solicitation and the Letter of Transmittal and Consent, any and all of the Securities.
The following table sets forth some of the terms of the Offer:

Series of Securities	CUSIP No. / ISIN	Liquidation Preference Per Security	Offer Price
Depositary Shares representing 1/1,000 of a Share of 7.25% Class N Cumulative Convertible Perpetual Preferred Stock (NYSE: KIMprN)	49446R 687/ US49446R6870	$50.00	$62.00 per Security, plus accrued and unpaid dividends, if any, through the day before the Settlement Date

We have declared a quarterly dividend on the Class N Preferred Stock to be paid on the Dividend Payment Date to shareholders of record on the Dividend Record Date. Holders of Securities who validly tender their Securities (and whose Securities are accepted for purchase by the Company) in the Offer will receive accrued and unpaid dividends, if any, for the period from and including the last dividend payment date, to, but not including, the Settlement Date, unless the Settlement Date occurs on or following the Dividend Record Date and prior to the Dividend Payment Date (in which case accrued and unpaid dividends related to the Declared Dividend will not be paid to tendering holders on the Settlement Date and the Declared Dividend will be paid to holders of record on the Dividend Record Date). At the time you tender your Securities, you will not know the extent of participation by other holders of Securities in the Offer and Consent Solicitation.
The Consent Solicitation. Concurrently with the Offer, we also are soliciting (i) the Requisite Preferred Shareholder Consents to approve the Preferred Amendment to permit the Company to have the option to redeem the Class N Preferred Stock during the 90 days following the date of effectiveness of the Preferred Amendment at a redemption price for each share of Class N Preferred Stock equal to $60,340.00 (which would mean a redemption price for each Security equal to $60.34), plus accrued and unpaid dividends, if any, for the period from and including the last dividend payment date to, but not including, the redemption date)) and (ii) the Requisite Deposit Agreement Amendment Approval. In addition to the Requisite Preferred Shareholder Consents, the Requisite Common Stockholder Approval is required to approve the Preferred Amendment in order to effect the Preferred Amendment. The redemption price was determined by taking the Offer Price for each Security of $62.00 and deducting dividends expected to accrue from the Settlement Date through, but not including, the anticipated date of redemption. We plan to solicit the Requisite Common Stockholder Approval from the holders of our Common Stock in support of the Preferred Amendment at the Company’s 2025 Annual Meeting but may do so prior or subsequent to such meeting and may do so more than once during the 12-month effectiveness of the Requisite Preferred Shareholder Consents. The Offer and Consent Solicitation do not constitute a solicitation of consents from holders of our Common Stock to the Preferred Amendment. The solicitation of consents from holders of our Common Stock to the Preferred Amendment is expected to be made pursuant to the 2025 Proxy Statement.
If the Requisite Approvals are obtained and the Preferred Amendment and Deposit Agreement Amendment are effected, we will have the option to redeem all shares of Class N Preferred Stock (and, consequently, Securities) that remain outstanding following the consummation of the Offer and Consent Solicitation during the 90 days following the date of effectiveness of the Preferred Amendment at the redemption price referred to in the prior paragraph. At such time, the Company’s Board of Directors intends to consider redeeming all shares of Class N Preferred Stock (and, consequently, Securities) that remain outstanding, subject to determining whether a redemption is advisable and in the best interests of the Company. The decision whether or not to redeem shares of Class N Preferred Stock (and, consequently, Securities) that remain outstanding at such time will be based on the price and volume of any recent secondary market sales of the Securities, prevailing interest rates at the time, Company and Company cash on hand, among other factors. As of the date of this Offer to Purchase and Consent Solicitation, the Company has sufficient cash on hand to purchase the maximum number of Securities sought in the Offer, and there are no legal or contractual restrictions on cash distributions from subsidiaries that would limit the purchase of the Securities in the Offer. A copy of the proposed Articles of Amendment effecting the Preferred Amendment is attached hereto as Annex A. We urge you to carefully read the Articles of Amendment in its entirety. The filing and effectiveness of the Preferred Amendment is conditioned on obtaining the Requisite Approvals. If we fail to receive the Requisite Approvals during the 12-month period beginning on the Expiration Date, the Preferred Amendment will not be effectuated. If the Preferred Amendment is not effectuated, or if the Company’s Board of Directors determines that a redemption is not advisable and in the best interests of the Company, the Company’s redemption of Securities that remain outstanding following the Offer would not occur and holders may be left holding a highly illiquid security. See “Potential Effects on Holders of Securities—Reduced Liquidity and Increased Volatility.”
Following completion of the Offer and Consent Solicitation, the Securities may no longer meet the New York Stock Exchange’s NYSE’s continued listing criteria for preferred stock, in which case the Securities will be delisted from the NYSE and the Company will file a Form 25 to terminate registration of the Securities under Section 12(b) of the Exchange Act. In the event that the closing of the Offer and Consent Solicitation results in the Company having fewer than 150 shares of Class N Preferred Stock (which corresponds to fewer than 150,000 Securities) outstanding, under the existing terms of the Class N Preferred Stock, the Company will have the right, at any time at its option, to cause all remaining outstanding shares of Class N Preferred Stock to be automatically converted into that number of whole shares of Common Stock equal to the greater of (i) the then prevailing conversion rate for the Class N Preferred Stock and (ii) the liquidation preference for the Class N Preferred Stock divided by the market value of the Common Stock, as contemplated by and subject to the existing terms of the Class N Preferred Stock.
Holders of Securities must validly tender all Securities that they own in order to participate in the Offer and Consent Solicitation. Holders of Securities may not consent to the Preferred Amendment without tendering their Securities in the Offer and Consent Solicitation, and holders of Securities may not tender their Securities in the Offer and Consent Solicitation without consenting to the Preferred Amendment. Thus, before deciding whether to tender any Securities and consent to the Preferred Amendment, holders of Securities should be aware that a tender of the Securities may result in the approval of the Preferred Amendment. The Offer and the Consent Solicitation are conditioned upon receipt of the Requisite Preferred Shareholder Consents, which effectively requires tenders from holders of at least two-thirds of the outstanding shares of Class N Preferred Stock (which corresponds to tenders from holders of two-thirds of the outstanding Securities). The consent to the Preferred Amendment is a part of the Letter of Transmittal and Consent, and holders will be required to deliver to us such consent as a condition to tendering Securities in the Offer. You may revoke your consent to the Preferred Amendment with respect to any Securities you have tendered at any time prior to the Expiration Date only by withdrawing the Securities you have tendered. Following the Expiration Date, assuming the Company’s acceptance for purchase of any and all of your validly tendered and not properly withdrawn Securities, you may not revoke your consent to the Preferred Amendment.
In order for the Amendments to be approved, the affirmative consent from holders of at least two-thirds of the outstanding shares of Class N Preferred Stock (which corresponds to tenders from holders of two-thirds of the outstanding Securities) is required. Therefore, by checking the “Against” or “Abstain” box in the Letter of Transmittal and Consent, holders will be withholding their consent and effectively voting against adoption of the Amendments.
Holders of Securities who do not tender Securities will be considered to have withheld their consent to the Amendments. In addition, holders that wish to indicate that they withhold consent to the Amendments may (1) complete, execute and deliver the Letter of Transmittal and Consent and check the AGAINST or ABSTAIN box or (2) if they hold in book-entry form through the facilities of DTC holders, electronically transmit an instruction that they withhold consent to the Amendments by checking the AGAINST or ABSTAIN options through DTC’s ATOP. Holders of Securities may not tender such Securities without consenting to the Amendments.
After electing to consent AGAINST or ABSTAIN, the CUSIP will be blocked, and the holder’s position cannot be sold or transferred, until the Expiration Date. The Tender Agent will instruct DTC to release the positions as soon as practicable but no later than three (3) business days after either the Expiration Date or subsequent date following the Expiration Date and not exceeding forty-five (45) calendar days from the date hereof. Settlement will occur no later than three (3) business days after the Expiration Date. If a holder of Securities does not tender their shares, they will not have consented to the Amendments, which will have the effect of a vote against the Amendments. Accordingly, a holder of Securities who does not wish to consent to the Amendments may simply not complete the Letter of Transmittal and Consent.

The Offer and the Consent Solicitation are conditioned upon receipt of the Requisite Preferred Shareholder Consents, which effectively requires tenders from holders of at least two-thirds of the outstanding shares of Class N Preferred Stock (which is two-thirds of the outstanding Securities). The Offer and Consent Solicitation are subject to certain other conditions. See Section 9.
Expiration Date. The term “Expiration Date” means at 5:00 p.m., New York City time on December 4, 2024, unless and until the Company shall have extended the period of time during which the Offer and Consent Solicitation will remain open, in which event, the term Expiration Date shall refer to the latest time and date at which the Offer and Consent Solicitation, as so extended by the Company, shall expire. The Company will pay for all properly tendered and not properly withdrawn Securities that are accepted for purchase promptly after the Expiration Date. Following the Expiration Date, holders of Securities may not revoke their consent to the Preferred Amendment.
Subject to the conditions of the Offer and Consent Solicitation, on the Settlement Date, the Company will accept for purchase any and all validly tendered and not properly withdrawn Securities. The Company expects the Settlement Date to promptly follow the Expiration Date, unless extended pursuant to the Offer and Consent Solicitation. If the Company materially changes the Offer and Consent Solicitation or information concerning the Offer and Consent Solicitation, it will extend the Offer and Consent Solicitation to the extent required by Rules 13e-4(d)(2), 13e-4(e)(3), 13e-4(f)(1) and 14e-1(b) under the Exchange Act.
For the purposes of the Offer and Consent Solicitation, a “business day” means any day other than a Saturday, Sunday or U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 Midnight, New York City time.
If the Company increases or decreases (i) the price to be paid for the Securities or (ii) the Soliciting Broker Fee for the Securities, then such Offer and Consent Solicitation must remain open for at least ten business days following the date that notice of the increase or decrease is first published, sent or given to holders of Securities in the manner specified in Section 16.
THE OFFER AND THE CONSENT SOLICITATION ARE CONDITIONED UPON RECEIPT OF THE REQUISITE PREFERRED SHAREHOLDER CONSENTS, WHICH EFFECTIVELY REQUIRES TENDERS FROM HOLDERS OF AT LEAST TWO-THIRDS OF THE OUTSTANDING SHARES OF CLASS N PREFERRED STOCK (WHICH CORRESPONDS TO TENDERS FROM HOLDERS OF TWO-THIRDS OF THE OUTSTANDING SECURITIES). THE COMPANY’S OBLIGATION TO ACCEPT AND PAY FOR SECURITIES PROPERLY TENDERED PURSUANT TO THE OFFER AND CONSENT SOLICITATION IS SUBJECT TO OTHER CONDITIONS. SEE SECTION 9. THE CONDITIONS TO THE OFFER AND CONSENT SOLICITATION ARE FOR THE SOLE BENEFIT OF THE COMPANY AND MAY BE ASSERTED BY THE COMPANY, REGARDLESS OF THE CIRCUMSTANCES GIVING RISE TO ANY SUCH CONDITION (OTHER THAN ANY ACTIONS OR INACTIONS OF THE COMPANY). THE COMPANY RESERVES THE RIGHT, IN ITS SOLE DISCRETION, TO WAIVE ANY AND ALL CONDITIONS OF THE OFFER AND CONSENT SOLICITATION PRIOR TO THE EXPIRATION DATE.
This Offer to Purchase and Consent Solicitation and the related Letter of Transmittal and Consent will be mailed to holders of record of Securities and will be furnished to brokers, dealers, commercial banks, trust companies or other nominee stockholders and similar persons whose names, or the names of whose nominees, appear on the Company’s stockholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of the Securities.
Section 6.	Procedures for Tendering the Securities.
The Securities are held in book-entry form through the facilities of DTC and must be tendered through DTC. If you desire to tender Securities and provide your consent to the Preferred Amendment, a DTC participant must electronically transmit your acceptance of the Offer and Consent Solicitation through DTC’s ATOP, for which the transaction will be eligible. In accordance with ATOP procedures, DTC will then verify the acceptance of the Offer and Consent Solicitation and send an agent’s message (as hereinafter defined) to the Tender Agent, for its acceptance. An “agent’s message” is a message transmitted by DTC, received by the Tender Agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from you that you have received the applicable Offer and Consent Solicitation and agree to be bound by the terms of such Offer and Consent Solicitation, and that the Company may enforce such agreement against you. Alternatively, you may also confirm your acceptance of the Offer and Consent Solicitation by delivering to the Tender Agent a duly executed Letter of

Transmittal and Consent. A tender will be deemed to have been received only when the Tender Agent receives (i) either a duly completed agent’s message through the facilities of DTC at the Tender Agent’s DTC account or a properly completed Letter of Transmittal and Consent, and (ii) confirmation of book-entry transfer of the Securities into the Tender Agent’s applicable DTC account.
If a broker, dealer, commercial bank, trust company or other nominee holds your Securities, it is likely that it has an earlier deadline for you to act to instruct it to accept the Offer and provide your consent to the Preferred Amendment on your behalf. We recommend that you contact your broker, dealer, commercial bank, trust company or other nominee to determine its applicable deadline.
We recommend that investors who hold Securities through brokers, dealers, commercial banks, trust companies or other nominees consult the brokers, dealers, commercial banks, trust companies or other nominees to determine whether transaction costs are applicable if they tender Securities through the brokers, dealers, commercial banks, trust companies or other nominees and not directly to the Tender Agent.
The Securities may be tendered and accepted only in whole shares. No alternative, conditional or contingent tenders will be accepted.
Signature Guarantees. Except as otherwise provided below, all signatures on a Letter of Transmittal and Consent must be guaranteed by a financial institution (including most banks, savings and loans associations and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program. Signatures on a Letter of Transmittal and Consent need not be guaranteed if:
•
the Letter of Transmittal and Consent is signed by the registered holder (which term, for purposes of this Section 6, shall include any participant in DTC whose name appears on a security position listing as the owner of the Securities) of the Securities tendered therewith and the holder has not completed either of the boxes under “Special Payment and Delivery Instructions” within the Letter of Transmittal and Consent; or

•
the Securities are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Exchange Act. See Instruction 1 of the Letter of Transmittal and Consent.

There are no guaranteed delivery procedures available with respect to the Offer and Consent Solicitation under the terms of this Offer to Purchase and Consent Solicitation or any related materials. Holders must tender their Securities and consent to the Preferred Amendment in accordance with the procedures set forth in this section.
The Company will make payment for Securities tendered and accepted for purchase in the Offer and Consent Solicitation only after the Tender Agent receives a timely confirmation of the book-entry transfer of the Securities into the Tender Agent’s applicable account at DTC, a properly completed and a duly executed Letter of Transmittal and Consent, or an agent’s message, and any other documents required by the Letter of Transmittal and Consent.
Book-Entry Delivery. Any financial institution that is a DTC participant may make book-entry delivery of the Securities by causing DTC to transfer Securities into the Tender Agent’s applicable account in accordance with DTC’s procedures for transfer. Although DTC participants may effect delivery of Securities into the Tender Agent’s applicable account at DTC, such deposit must be accompanied by either:
•	a message that has been transmitted to the Tender Agent through the facilities of DTC, or
•
a properly completed and duly executed Letter of Transmittal and Consent, including any other required documents, that has been transmitted to and received by the Tender Agent at its address as set forth on the back page of this Offer to Purchase and Consent Solicitation before the Expiration Date.

Method of Delivery. The method of delivery of the Letter of Transmittal and Consent and any other required documents is at the election and risk of the tendering holder of Securities. If you choose to deliver required documents by mail, we recommend that you use registered mail with return receipt requested, properly insured. Delivery of the Letter of Transmittal and Consent and any other required documents to DTC does not constitute delivery to the Tender Agent.
Appraisal Rights. You will have no appraisal rights in connection with the Offer and Consent Solicitation.

U.S. Federal Backup Withholding. Under the U.S. federal income tax backup withholding rules, 24% of the gross proceeds payable to a holder of the Securities or other payee pursuant to the Offer and Consent Solicitation will be withheld and remitted to the U.S. Treasury, unless the holder of the Securities or other payee provides his or her taxpayer identification number (i.e., employer identification number or Social Security number) to the Tender Agent and certifies under penalties of perjury that such number is correct and that such holder of the Securities or other payee is exempt from backup withholding, or such holder of the Securities or other payee otherwise establishes an exemption from backup withholding. If the Tender Agent is not provided with the correct taxpayer identification number, the holder of the Securities or other payee may also be subject to certain penalties imposed by the Internal Revenue Service (the “IRS”). Therefore, each tendering U.S. Holder (as defined below in Section 15) should complete and sign the IRS Form W-9 included as part of the Letter of Transmittal and Consent so as to provide the information and certification necessary to avoid backup withholding unless the U.S. Holder otherwise establishes to the satisfaction of the Tender Agent that such tendering U.S. Holder is not subject to backup withholding. Certain holders of the Securities (including, among others, C corporations) are not subject to these backup withholding and reporting requirements. Exempt U.S. Holders should indicate their exempt status on the IRS Form W-9 included as part of the Letter of Transmittal and Consent. In order for a Non-U.S. Holder (as defined below in Section 15) to qualify as an exempt recipient, such holder of the Securities generally must submit an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8, signed under penalties of perjury, attesting to that Non-U.S. Holder’s non-U.S. status. Tendering holders of the Securities can obtain other applicable forms from the Tender Agent or from www.irs.gov. See Instruction 8 of the Letter of Transmittal and Consent.
Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
TO PREVENT U.S. FEDERAL BACKUP WITHHOLDING ON THE GROSS PAYMENTS MADE TO YOU FOR THE SECURITIES PURCHASED PURSUANT TO THE OFFER AND CONSENT SOLICITATION, YOU MUST PROVIDE THE TENDER AGENT WITH A COMPLETED IRS FORM W-9 OR APPLICABLE IRS FORM W-8, AS APPROPRIATE, OR OTHERWISE ESTABLISH AN EXEMPTION FROM SUCH WITHHOLDING.
Where Securities are tendered on behalf of the holder of Securities by a broker or other DTC participant, the foregoing IRS Forms and certifications generally must be provided by the holder of Securities to the DTC participant, instead of the Tender Agent, in accordance with the DTC participant’s applicable procedures.
For a discussion of certain U.S. federal income tax consequences to tendering holders of the Securities, see Section 15.
Return of Withdrawn Securities. In the event of proper withdrawal of tendered Securities, the Tender Agent will credit the Securities to the appropriate account maintained by the tendering holder of Securities at DTC without expense to the holder of the Securities.
Determination of Validity; Rejection of Securities; Waiver of Defects; No Obligation to Give Notice of Defects. The Company will determine, in its sole discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance for purchase of any tender of Securities, and its determination will be final and binding on all parties. The Company reserves the absolute right to reject any or all tenders of the Securities that it determines are not in proper form or the acceptance for purchase of or payment for which the Company determines may be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in any tender with respect to the Securities or any particular holder of Securities, and the Company’s interpretation of the terms of the Offer and Consent Solicitation will be final and binding on all parties. No tender of Securities will be deemed to have been properly made until the holder of the Securities cures, or the Company waives, all defects or irregularities. None of the Company, the Tender Agent, the Information Agent, the Dealer Manager and Solicitation Agent or any other person will be under any duty to give notification of any defects or irregularities in any tender or incur any liability for failure to give this notification.
Tendering Holder’s Representation and Warranty; The Company’s Acceptance Constitutes an Agreement. A tender of Securities under the procedures described above will constitute the tendering holder’s acceptance of the terms and conditions of the Offer and Consent Solicitation, as well as the tendering holder’s representation and warranty to the

Company that (i) such holder of Securities has the full power and authority to tender, sell, assign and transfer the tendered Securities and (ii) when the same are accepted for purchase by the Company, it will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, changes and encumbrances and not subject to any adverse claims.
The Company’s acceptance for purchase of Securities tendered and the provided consent to the Preferred Amendment under the Offer and Consent Solicitation will constitute a binding agreement between the tendering holder of Securities and the Company upon the terms and conditions of the Offer and Consent Solicitation.
Section 7.	Withdrawal Rights.
Holders of Securities may withdraw Securities tendered into the Offer and Consent Solicitation at any time prior to the Expiration Date. Holders of Securities may also withdraw their Securities if the Company has not accepted the Securities for purchase after the expiration of forty business days from the commencement of the Offer and Consent Solicitation. Consents to the Preferred Amendment in connection with the Consent Solicitation may be revoked at any time before the Expiration Date by withdrawing tendered Securities.
Following the Expiration Date, holders of Securities may not revoke their consent to the Preferred Amendment.
Subject to the conditions of the Offer and Consent Solicitation, on the Settlement Date, the Company will accept for purchase any and all validly tendered and not properly withdrawn Securities. The Company expects the Settlement Date to promptly follow the Expiration Date, unless extended pursuant to the Offer and Consent Solicitation.
For a withdrawal to be effective, the Tender Agent must receive, prior to the Expiration Date, a written notice of withdrawal, or a properly transmitted “Request Message” through ATOP, at the Tender Agent’s address set forth on the back page of this Offer to Purchase and Consent Solicitation. Any such notice of withdrawal must specify the name of the tendering holder of the Securities, the class and number of Securities that the holder of Securities wishes to withdraw and the name of the registered holder of the Securities.
Any notice of withdrawal must also specify the name and the number of the account at DTC to be credited with the withdrawn Securities and must otherwise comply with DTC’s procedures. The Company will determine all questions as to the form and validity (including the time of receipt) of any notice of withdrawal, in its sole discretion, and such determination will be final and binding. None of the Company, the Tender Agent, the Information Agent, the Dealer Manager and Solicitation Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give this notification.
A holder of Securities may not rescind a withdrawal and the Company will deem the Securities that a holder of Securities properly withdraws not properly tendered for purposes of the Offer and Consent Solicitation, unless the holder of Securities properly retenders the withdrawn Securities before the Expiration Date by following one of the procedures described in Section 6.
Section 8.	Purchase of Securities and Payment of Purchase Price.
Subject to the conditions of the Offer and Consent Solicitation, on the Settlement Date, we will accept for purchase any and all validly tendered and not properly withdrawn Securities. We expect the Settlement Date to promptly follow the Expiration Date, unless extended pursuant to the Offer and Consent Solicitation.
For purposes of the Offer and Consent Solicitation, the Company will be deemed to have accepted for purchase, and therefore purchased, Securities that are properly tendered and are not properly withdrawn, only when, as and if it gives oral or written notice to the Tender Agent of its acceptance of the Securities for purchase under the Offer and Consent Solicitation.
The Company will pay for Securities that it purchases under the Offer and Consent Solicitation by depositing the aggregate purchase price for such Securities with DTC, which will act as an agent for tendering holders of the Securities for the purpose of receiving payment from the Company and transmitting payment to the tendering holders of the Securities.
The Company will pay all stock transfer taxes, if any, payable on the transfer to it of Securities purchased under the Offer and Consent Solicitation. If, however:
•	payment of the purchase price is to be made to any person other than the registered holder, or
•	tendered Securities are registered in the name of any person other than the person signing the Letter of Transmittal and Consent,

then the amount of all stock transfer taxes, if any (whether imposed on the registered holder or the other person), payable on account of the transfer to the person will be deducted from the purchase price unless satisfactory evidence of the payment of the stock transfer taxes, or exemption therefrom, is submitted. See Instruction 7 of the Letter of Transmittal and Consent.
If the Offer and Consent Solicitation expires or terminates and the Securities have not been accepted for purchase by us following the expiration or termination of the Offer and Consent Solicitation, the holder of Securities that were not accepted for purchase will continue to own those Securities. The Tender Agent will credit those Securities to the appropriate account maintained by the tendering holder of Securities at DTC without expense to the holder of the Securities.
Section 9.	Conditions of the Offer and Consent Solicitation.
Notwithstanding any other provision of the Offer and Consent Solicitation, the Company will not be required to accept for purchase, purchase or pay for the Securities tendered, and may terminate or amend the Offer and Consent Solicitation or may postpone the acceptance for purchase of, or the purchase of and the payment for Securities tendered, subject to Rule 13e-4(f) under the Exchange Act, if, at any time on or after the date hereof and before the Expiration Date, any of the following events shall have occurred (or shall have been reasonably determined by the Company to have occurred) that, in the Company’s reasonable judgment and regardless of the circumstances giving rise to the event or events (other than actions or inactions of the Company), make it inadvisable to proceed with the Offer and Consent Solicitation or with acceptance for purchase:
•
there shall have been threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency or instrumentality, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Offer and Consent Solicitation, the acquisition of some or all of the Securities under the Offer and Consent Solicitation or otherwise relates in any manner to the Offer and Consent Solicitation, or is, or is reasonably likely to be, in our reasonable judgment, materially adverse to our business, operations, properties, condition, assets, liabilities or prospects, or which would or might, in our reasonable judgment, prohibit, prevent, restrict or delay consummation of the Offer and Consent Solicitation or materially impair the contemplated benefits to the Company of the Offer and Consent Solicitation;

•
there shall have been any action threatened, instituted, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer and Consent Solicitation or the Company or any of its subsidiaries, by any court or any authority, agency, tribunal or other body that, in the Company’s reasonable judgment, would or might, directly or indirectly:

○	make the acceptance for purchase of, or payment for, some or all of the Securities illegal or otherwise restrict or prohibit completion of the Offer and Consent Solicitation; or
○	delay or restrict the ability of the Company, or render the Company unable, to accept for purchase or pay for some or all of the Securities; or
•	in the Company’s reasonable judgment, there has occurred any of the following:
○	any general suspension of trading in, or the imposition of any general curb on trading of securities on any U.S. national securities exchange or in the over-the-counter market;
○
any decrease of more than 10% in the market price for any of the Company’s securities on the NYSE or in the general level of market prices for equity securities in the Dow Jones Industrial Average, New York Stock Exchange Index, NASDAQ Composite Index or the Standard & Poor’s 500 Composite Index measured from the close of trading on November 4, 2024 shall have occurred;

○	the payment of the funds in the Tender Offer would be prohibited by law;
○	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;
○
the commencement of any war, armed hostilities or other international calamity, including any act of terrorism, on or after the date of this Offer to Purchase and Consent Solicitation, in or involving the

United States, or the material escalation of any such armed hostilities which had commenced before the date of this Offer to Purchase and Consent Solicitation, in each case which is reasonably likely to have a material adverse effect on the Company or on the Company’s ability to complete the Offer and Consent Solicitation;
○
any limitation, whether or not mandatory, imposed by any governmental, regulatory, self-regulatory or administrative authority, tribunal or other body, or any other event, that could materially affect the extension of credit by banks or other lending institutions in the United States;

○
any change in tax law that would materially change the tax consequences of the Offer and Consent Solicitation in a manner that would reasonably be expected to have a material and adverse effect on the Company; or

○
any change or changes have occurred or likely to occur affecting the Company or any of its subsidiaries’ business or financial affairs that, in our reasonable judgment, (i) is, or is reasonably likely to be, materially adverse to the Company and its subsidiaries’ business, condition (financial or otherwise), income, assets, liabilities, operations, property or prospects, (ii) would or might prohibit, prevent, restrict or delay consummation of the Offer and Consent Solicitation, or (iii) would materially impair the contemplated benefits of the Offer and Consent Solicitation to the Company or be material to holders of Securities in deciding whether to accept the Offer and consent to the Preferred Amendment.

Additionally, the Offer and Consent Solicitation are conditioned upon receipt of the Requisite Preferred Shareholder Consents, which effectively requires tenders from holders of at least two-thirds of the outstanding shares of Class N Preferred Stock (which corresponds to tenders from holders of two-thirds of the outstanding Securities). In addition, as to any holders of the Securities, the Offer and Consent Solicitation is conditioned upon such holder of the Securities desiring to tender Securities in the Offer delivering to the Transfer Agent in a timely manner the holder’s Securities to be tendered and any other required paperwork, all in accordance with the applicable procedures described in this Offer to Purchase and Consent Solicitation and set forth in the Letter of Transmittal and Consent.
In addition, if completing the Offer and Consent Solicitation on their current or amended terms, or at all, may cause the Company to fail to qualify for taxation as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, the Company may terminate or amend the Offer and Consent Solicitation or postpone the acceptance of the Securities for payment.
The foregoing conditions are for the sole benefit of the Company and may be waived by the Company, in whole or in part, at any time and from time to time, before the Expiration Date, in its reasonable discretion. The Company’s failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of these rights, and each of these rights shall be deemed an ongoing right that may be asserted at any time and from time to time. Notwithstanding the foregoing, in the event that one or more events described above occurs before the Expiration Date, the Company will promptly notify the holders of Securities of the Company’s determination as to whether to (i) waive or modify, in whole or in part, the condition and continue the Offer and Consent Solicitation or (ii) terminate the Offer and Consent Solicitation. Any determination or judgment by the Company concerning the events described above will be final and binding on all parties, subject to a stockholder’s right to challenge our determination in a court of competent jurisdiction.
Section 10.	Historical Price Range of the Securities.
Market Price of and Dividends on the Securities
The Securities are traded on the NYSE under the symbol “KIMprN.” As of the date hereof, there were outstanding 1,848,459 Securities. The Securities are perpetual and there is no fixed date on which we are required to redeem or otherwise repurchase them.
On January 2, 2024, pursuant to the Merger Agreement, RPT merged with and into the Company, with the Company continuing as the surviving public company. Under the terms of the Merger Agreement, each RPT Preferred Share was converted into the right to receive one depositary share representing one one-thousandth of a share of Class N Preferred Stock.

The following table sets forth for the periods indicated, the high and low reported closing prices per Security on the NYSE and the cash dividends per Security. Prior to January 2, 2024 (the date of the RPT Merger) the RPT Preferred Shares were traded on the NYSE under the ticker symbol RPT.PRD.

	Securities		Cash Distributions per Security
	High	Low
Fiscal Year Ending December 31, 2024
Fourth Quarter (through November 1, 2024)	$61.38	$59.33	$0.90625
Third Quarter	$61.86	$53.85	$0.90625
Second Quarter	$56.44	$53.29	$0.90625
First Quarter (beginning January 2, 2024)	$58.00	$55.87	$0.14097

On November 1, 2024, the closing sales price of the Securities on the NYSE was $60.79, and the average daily trading volume for the Securities since January 2, 2024, the initial issue date of the Securities, was 4,154, and the 20-day average daily trading volume for the Securities was 2,133.
Holders of Securities are urged to obtain current market quotations for the Securities.
Information Regarding Dividends. Dividends on the Securities are paid when and if authorized by the Board of Directors and declared by the Company quarterly on January 15, April 15, July 15 and October 15 of each year and accumulate if not paid. In the event of a cumulative arrearage equal to six quarterly dividends, whether or not consecutive, the holders of the Securities will have the right to elect two additional members to serve on the Board of Directors until all events of default have been cured. Any determination to pay dividends on the Securities in the future will be at the Board of Directors discretion and will depend on the Company’s financial condition, availability of capital, a review of any regulatory, contractual and other constraints, and other factors deemed relevant by the Board of Directors.
If we complete the Offer and Consent Solicitation and obtain the Requisite Approvals, we intend to file the Preferred Amendment with the State Department of Assessments and Taxation of Maryland to permit the Company to have the option to redeem the Class N Preferred Stock during the 90 days following the date of effectiveness of the Preferred Amendment at a redemption price for each share of Class N Preferred Stock equal to $60,340.00 (which would be mean a redemption price for each Security equal to $60.34, plus accrued and unpaid dividends, if any, for the period from and including the last dividend payment date to, but not including, the date of redemption).
If the Requisite Approvals are obtained and the Preferred Amendment and Deposit Agreement Amendment are effected, the Company will have the option to redeem all Securities that remain outstanding following the consummation of the Offer and Consent Solicitation during the 90 days following the date of effectiveness of the Preferred Amendment at the redemption price referred to above. At such time, the Company’s Board of Directors intends to consider redeeming all shares of Class N Preferred Stock (and, consequently, Securities) that remain outstanding, subject to determining whether a redemption is advisable and in the best interests of the Company. The decision whether or not to redeem shares of Class N Preferred Stock (and, consequently, Securities) that remain outstanding at such time will be based on the price and volume of any recent secondary market sales of the Securities, prevailing interest rates at the time, Company cash on hand and Company cash on hand, among other factors. As of the date of this Offer to Purchase and Consent Solicitation, the Company has sufficient cash on hand to purchase the maximum number of Securities sought in the Offer, and there are no legal or contractual restrictions on cash distributions from subsidiaries that would limit the purchase of the Securities in the Offer. Subsequently, holders of the Securities who do not tender such shares in the Offer and Consent Solicitation will lose their right to receive any future Securities distributions, other than accrued and unpaid dividends, if any, in connection with a redemption or any distribution of assets upon liquidation, dissolution or winding up.
Prior Public Offerings and Stock Purchases.
On January 2, 2024, pursuant to the Merger Agreement, RPT merged with and into the Company, with the Company continuing as the surviving public company. Under the terms of the Merger Agreement, each RPT Preferred Share was converted into the right to receive one depositary share representing one one-thousandth of a share of Class N Preferred Stock. In connection with the RPT Merger, the Company issued 1,848,539 Securities representing in the aggregate approximately 1,849 shares of Class N Preferred Stock. The Company has not made any underwritten public offering of the Securities or purchased any of the Securities since the date of issuance of the Securities on January 2, 2024.

Pursuant to a previously established repurchase program authorized in January 2024 by the Board of Directors, we purchased a total of 80 Securities, representing 0.004% of the total outstanding Securities, through open market purchases at a weighted average price per share of $57.91 on August 19, 2024 and August 20, 2024.
Section 11.	Source and Amount of Funds.
The Company expects to use cash on hand, including borrowings under the Company’s Revolving Credit Facility, to pay the consideration payable by it pursuant to the Offer and Consent Solicitation and the fees and expenses incurred by it in connection therewith. There are no material conditions to the financing of the Offer and Consent Solicitation and the Company currently has no alternative financing plans or arrangements for the Offer and Consent Solicitation.
In February 2023, Kimco OP obtained a new $2.0 billion unsecured revolving credit facility (the “Revolving Credit Facility”) with a group of banks, which replaced its existing $2.0 billion unsecured revolving credit facility which was scheduled to mature in March 2024. The Revolving Credit Facility is scheduled to expire in March 2027 with two additional six-month options to extend the maturity date, at our discretion, to March 2028. The Revolving Credit Facility is guaranteed by the Company. The Revolving Credit Facility can be increased to $2.75 billion through an accordion feature. The Revolving Credit Facility is a green credit facility tied to sustainability metric targets, as described in the credit agreement governing the Revolving Credit Facility (the “Revolving Credit Agreement”). The Revolving Credit Facility accrues interest at a rate of Adjusted Term SOFR, as defined in the Revolving Credit Agreement, plus 77.5 basis points, and fluctuates in accordance with our credit ratings. The interest rate can be further adjusted upward or downward by a maximum of four basis points based on the sustainability metric targets, as defined in the Revolving Credit Agreement. The interest rate on the Revolving Credit Facility as of September 30, 2024 was 5.53% after reductions for sustainability metrics achieved and an upgraded credit rating profile. Pursuant to the terms of the Revolving Credit Facility, the Company is subject to certain covenants. As of the date of this Offer to Purchase and Consent Solicitation, there were no borrowings outstanding and no appropriations for letters of credit under the Revolving Credit Facility.
Pursuant to the terms of the Revolving Credit Facility, we, among other things, are subject to maintenance of various covenants. We are currently in compliance with these covenants. The financial covenants for the Revolving Credit Facility are as follows:

Covenant	Must Be	As of September 30, 2024
Total Indebtedness to Gross Asset Value (“GAV”)	<60%	35%
Total Priority Indebtedness to GAV	<35%	1%
Unencumbered Asset Net Operating Income to Total Unsecured Interest Expense	>1.75x	4.5x
Fixed Charge Total Adjusted EBITDA to Total Debt Service	>1.50x	4.0x

The Company plans to repay any borrowings under the Revolving Credit Facility used to fund the Offer with cash on hand.
Immediately prior to the consummation of the Offer and the subsequent surrender of the Securities by the Company to the depositary in exchange for shares of Class N Preferred Stock, Kimco OP shall purchase from the Company an equal number of Class N Preferred Units of Kimco OP as the number of shares of Class N Preferred Stock to be purchased by the Company in the Offer, upon the same terms and for the same price per Class N Preferred Unit of Kimco OP as the price per share of Class N Preferred Stock (based on the price for the Securities and the applicable exchange rate for the Securities).
Section 12.	Certain Information Concerning the Company.
The Company is North America’s largest publicly traded owner and operator of open-air, grocery-anchored shopping centers, including mixed-use assets. Our mission is to create destinations for everyday living that inspire a sense of community and deliver value to our many stakeholders.
The Company is a self-administered REIT and has owned and operated open-air shopping centers for over 60 years. The Company has not engaged, nor does it expect to retain, any REIT advisors in connection with the operation of its properties. As of September 30, 2024, the Company had interests in 567 U.S. shopping center properties, aggregating 100.5 million square feet of gross leasable area (“GLA”), located in 30 states. In addition, the Company had 67 other property interests, primarily including net leased properties, preferred equity investments, and other investments, totaling 5.5 million square feet of GLA. The Company’s ownership interests in real estate consist of its consolidated portfolio and portfolios where the Company owns an economic interest, such as properties in the Company’s investment real estate management programs, where the Company partners with institutional investors and also retains management.
The Company’s primary business objective is to be the premier owner and operator of open-air, grocery-anchored shopping centers, and a growing portfolio of mixed-use assets, in the U.S. The Company believes it can achieve this objective by:
•	increasing the value of our existing portfolio of properties and generating higher levels of portfolio growth;
•	increasing cash flows for reinvestment and/or for distribution to stockholders while maintaining conservative payout ratios;
•	maintaining strong debt metrics and our A-/BBB+/Baa1 unsecured debt ratings;
•	continuing growth in desirable demographic areas with successful retailers, primarily focused on grocery anchors; and
•	increasing the number of entitlements for residential use.
On September 9, 2024, Fitch Ratings assigned the Company a rating of A- for its senior unsecured debt, assigned a BBB credit rating for its preferred stock, and assigned its ‘Stable’ rating outlook. As a result, the Company achieved certain interest rate reductions and facility fee reduction for its Revolving Credit Facility and unsecured term loans.
The Company is a Maryland corporation organized to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). We generally conduct substantially all of our operations through Kimco Realty OP, LLC, a Delaware limited liability company (“Kimco OP”) (either directly or indirectly through its subsidiaries). This structure is commonly referred to as an umbrella partnership real estate investment trust (an “UPREIT”).
Our executive offices are located at 500 North Broadway, Suite 201, Jericho, New York 11753, and our telephone number is (516) 869-9000.
Section 13.	Interests of Directors and Executive Officers; Transactions and Arrangements Concerning the Securities and the Common Stock.
Arrangements Concerning the Securities
As of the date hereof, there were outstanding 1,848,459 Securities.
The Company does not, and does not believe after reasonable inquiry that any of its executive officers and directors or any associates or majority-owned subsidiaries of the Company, beneficially owns any of the Securities.
Based on the Company’s records and on information provided to it by its executive officers, directors, affiliates and subsidiaries, neither the Company nor any of its affiliates or subsidiaries nor, to its knowledge after reasonable inquiry, any of the Company’s or its subsidiaries’ directors or executive officers, nor any associates or subsidiaries of any of the foregoing, have effected any transactions involving the Securities during the sixty days prior to November 4, 2024.
The Company entered into a Deposit Agreement, dated January 2, 2024 (the “Deposit Agreement”), among the Company, Equiniti Trust Company, LLC, as depositary, registrar and transfer agent, and all holders from time to time of Receipts (as defined in the Deposit Agreement) governing the terms of the Securities. The terms of the Class N Preferred Stock of the Company underlying the Securities are governed by the Charter.
Except as otherwise described in this Offer to Purchase and Consent Solicitation, neither the Company nor, to its knowledge after reasonable inquiry, any of its affiliates, directors or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Offer and Consent Solicitation or with respect to any of the Securities, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations.

Arrangements Concerning the Common Stock
In May 2020, the Company’s stockholders approved the 2020 Equity Participation Plan (the “2020 Plan”), which is a successor to the Restated Kimco Realty Corporation 2010 Equity Participation Plan that expired in March 2020. The 2020 Plan provides for a maximum of 10.0 million shares of Common Stock to be reserved for the issuance of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalents, long term incentive plan units, stock payments and deferred stock awards to eligible employees, consultants, and directors. At June 30, 2024, the Company had 3.0 million shares of Common Stock available for issuance under the 2020 Plan.
The Company accounts for equity awards in accordance with FASB’s Compensation – Stock Compensation guidance which requires that all share-based payments to employees, including grants of employee stock options, restricted stock and performance shares, be recognized in the Consolidated Statements of Income over the service period based on their fair values. Fair value of performance awards is determined using the Monte Carlo method, which is intended to estimate the fair value of the awards at the grant date. Fair value of restricted shares is based on the price on the date of grant.
Section 14.	Legal Matters; Regulatory Approvals.
The Company is not aware of any license or regulatory permit that appears material to its business that might be adversely affected by its acquisition of Securities as contemplated by the Offer and Consent Solicitation. Nor is the Company aware of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic, foreign or supranational that would be required for the acquisition of Securities by the Company as contemplated by the Offer and Consent Solicitation other than those that have been obtained. Should any approval or other action be required, the Company presently contemplates that it will seek that approval or other action. The Company is unable to predict whether it will be required to delay the acceptance for purchase of or payment for Securities tendered under the Offer and Consent Solicitation pending the outcome of any such matter. There can be no assurance that any approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to its business, results of operations and/or financial condition. The obligations of the Company under the Offer and Consent Solicitation to accept for purchase and pay for Securities is subject to conditions. See Section 9.
Section 15.	Certain U.S. Federal Income Tax Consequences of the Offer.
The following is a summary of certain U.S. federal income tax consequences that apply to “U.S. Holders” and “Non-U.S. Holders” (each as defined below) of the tender of Securities for cash pursuant to the Offer, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the tender of Securities pursuant to the Offer.
This discussion is limited to holders that hold our Securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:
•	U.S. expatriates and former citizens or long-term residents of the United States;
•	U.S. Holders whose functional currency is not the U.S. dollar;
•	persons holding our Securities as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies, and other financial institutions;

•	REITs or regulated investment companies;
•	brokers, dealers, or traders in securities;
•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•	tax-exempt organizations or governmental organizations;
•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our Securities being taken into account in an applicable financial statement;
•	persons deemed to sell our Securities under the constructive sale provisions of the Code;
•	persons who hold or receive our Securities pursuant to the exercise of any employee stock option or otherwise as compensation; and
•	tax-qualified retirement plans.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our Securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE TENDER OF SECURITIES PURSUANT TO THE OFFER ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Securities that, for U.S. federal income tax purposes, is or is treated as:
•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if it (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect under applicable Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of Securities that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
Holders that do not intend to tender their Securities are strongly advised to consult their own tax advisors regarding the consequences to them of the Offer.
U.S. Holders
Tender of Securities Pursuant to the Offer
The tender of Securities pursuant to the Offer generally will be treated under Section 302 of the Code as a distribution that is taxable as a dividend (as described below) unless it satisfies the requirements of Section 302(b) of the Code. Pursuant to Section 302(b) of the Code, the tender generally should be treated as a sale of the U.S. Holder’s Securities, with the tax consequences described below under “—U.S. Holders—Sale or Exchange Treatment” if it (i) is “substantially disproportionate” with respect to the holder’s interest in the Company’s stock,

(ii) results in a “complete termination” of the holder’s interest in all of the Company’s classes of stock, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code (the “Section 302 Tests”).
The tender of Securities held by a U.S. Holder will be “substantially disproportionate” with respect to such U.S. Holder if (A) the percentage of the Company’s voting stock actually and constructively owned by the U.S. Holder immediately following the tender is less than 80% of the percentage of the Company’s voting stock actually and constructively owned by the U.S. Holder immediately before the tender and (B) immediately after the tender, the U.S. Holder owns less than 50% of the total combined voting power of all of the Company’s voting stock.
The tender of Securities held by a U.S. Holder will be a “complete termination” of the U.S. Holder’s equity interest in the Company if either (i) the U.S. Holder owns none of the Company’s capital stock either actually or constructively immediately after the tender of the U.S. Holder’s Securities or (ii) the U.S. Holder actually owns none of the Company’s capital stock immediately after the tender of the Securities and, with respect to shares of capital stock constructively owned by the U.S. Holder immediately after the tender, the U.S. Holder is eligible to waive, and effectively waives, constructive ownership of all such shares under procedures described in Section 302(c) of the Code. U.S. Holders wishing to satisfy the “complete termination” test through waiver of attribution are advised to consult their tax advisors regarding the requirements, mechanics and desirability of such a waiver.
Even if the tender of the Securities fails to satisfy the “complete termination” test and the “substantially disproportionate” test, a U.S. Holder may nevertheless satisfy the “not essentially equivalent to a dividend” test if the sale results in a “meaningful reduction” in the U.S. Holder’s equity interest in the Company. Whether the receipt of cash by a U.S. Holder will be “not essentially equivalent to a dividend” will depend upon the U.S. Holder’s particular facts and circumstances; however, a sale that results in any reduction of the proportionate equity interest in the Company held by a U.S. Holder with a relative equity interest that is minimal and who does not exercise any control over or participate in the Company’s management may be treated as “not essentially equivalent to a dividend.”
Special “constructive ownership” rules apply in determining whether any of the Section 302 Tests has been satisfied. A U.S. Holder must take into account not only the shares of Company capital stock that are actually owned by the U.S. Holder, but also shares that are constructively owned by the U.S. Holder within the meaning of Section 318 of the Code. Very generally, a U.S. Holder may be treated as constructively owning shares actually owned, and in some cases constructively owned, by certain members of the U.S. Holder’s family and certain entities (such as corporations, partnerships, trusts and estates) in which the U.S. Holder actually or constructively has an equity interest or which have an equity interest in the U.S. Holder, as well as shares the U.S. Holder has an option to purchase. U.S. Holders are strongly advised to consult their tax advisors regarding the application of the rules in Sections 302 and 318 of the Code to their particular circumstances.
If a sale of Securities held by a U.S. Holder does not meet any of the Section 302 Tests, the sale proceeds will be treated as a distribution, with the tax consequences described under “—U.S. Holders—Distribution Treatment” below. In such a case, a U.S. Holder’s remaining adjusted tax basis in the redeemed Securities will be transferred to such holder’s retained shares of Company capital stock. If a tendering U.S. Holder does not actually retain any stock, the basis of any tendered Securities may (depending on circumstances) be added to stock retained by a person related to such U.S. Holder or the basis may be lost.
Sale or Exchange Treatment
If the tender of Securities pursuant to the Offer is treated as a sale or exchange by the U.S. Holder pursuant to the rules discussed above, the U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount of cash received pursuant to the Offer (including cash received that is attributable to accrued but undeclared dividends, but excluding cash attributable to declared but unpaid dividends, which would be taxable in the manner described below under “—U.S. Holders—Distribution Treatment”) and the adjusted tax basis in the Securities sold or disposed of. Generally, a U.S. Holder’s tax basis for the tendered Securities will be equal to the cost of the Securities to the U.S. Holder, less any prior distributions treated as a return of capital. Any such capital gain or loss will be long-term capital gain or loss if the holder’s holding period for the Securities is more than one year at the time of disposition. Long-term capital gain recognized by non-corporate U.S. Holders (including individuals) generally is subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations. Gain or loss must be determined separately for each block of tendered Securities (i.e., Securities acquired by the U.S. Holder at the same cost in a single transaction).

Distribution Treatment
Distributions Generally. Payments that a U.S. Holder of Securities receives pursuant to the Offer that are treated as distributions pursuant to the rules discussed above will be treated as follows: first, distributions out of the Company’s current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends (discussed below) and certain amounts which have previously been subject to corporate level tax, will be taxable to U.S. Holders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as the Company qualifies as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. Holders that are corporations or, except to the extent described in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. Holders, including individuals. For purposes of determining whether distributions to holders of the Company’s capital stock are out of its current or accumulated earnings and profits, the Company’s earnings and profits will be allocated first to its outstanding preferred stock and then to its outstanding Common Stock.
Amounts treated as distributions in excess of the Company’s current and accumulated earnings and profits allocable to its capital stock will be treated first as a tax-free return of capital to a U.S. Holder to the extent of the U.S. Holder’s adjusted tax basis in such shares of stock. This treatment will reduce the U.S. Holder’s adjusted tax basis in such shares of stock by such amount, but not below zero. Distributions in excess of the Company’s current and accumulated earnings and profits and in excess of a U.S. Holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year.
Capital Gain Dividends. Dividends that the Company properly designates as capital gain dividends will generally be taxable to taxable U.S. Holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed the Company’s actual net capital gain for the taxable year, and may not exceed its dividends paid for the taxable year, including dividends paid in the following year that are treated as paid in the current year. U.S. Holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If the Company properly designates any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, the Company presently intends to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of its capital stock for the year to the holders of each class of its capital stock in proportion to the amount that its total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of its capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of its capital stock for the year. In addition, except as otherwise required by law, the Company may make a similar allocation with respect to any undistributed long-term capital gains which are to be included in its stockholders’ long-term capital gains, based on the allocation of the capital gain amount which would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by the Company to its stockholders.
Passive Activity Losses and Investment Interest Limitations
Distributions the Company makes and gain arising from the sale or exchange of its Securities by a U.S. Holder will not be treated as passive activity income. As a result, U.S. Holders generally will not be able to apply any “passive activity losses” against this income or gain. A U.S. Holder generally may elect to treat capital gain dividends, capital gains from the disposition of Securities and income designated as qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by the Company, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.
Tax Rates
The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” generally is 20% (although depending on the characteristics of the assets which produced these gains and on designations which the Company may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” generally is 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as “capital gain dividends.” U.S. Holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. In addition, non-corporate U.S. holders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations.
Backup Withholding
See “U.S. Federal Backup Withholding” in Section 6 for a discussion on the application of U.S. federal backup withholding to payments made pursuant to the Offer.
Non-U.S. Holders
Tender of Securities Pursuant to the Offer
If the tender of Securities pursuant to the Offer satisfies one of the Section 302 Tests (as described above under “—U.S. Holders—Tender of Securities Pursuant to the Offer”), the tender generally should be treated as a taxable sale or exchange that is subject to the rules described below under “—Sale or Exchange Treatment.” Otherwise, the sale will be treated as a distribution subject to the rules described below under “—Distribution Treatment.”
Sale or Exchange Treatment
If the tender of Securities pursuant to the Offer is treated as a sale or exchange of such Securities by the Non-U.S. Holder pursuant to the rules discussed above, any gain realized by such Non-U.S. Holder (except to the extent of any cash attributable to declared but unpaid dividends, which would be treated as a distribution that is subject to the rules set forth below under “—Distribution Treatment”) generally will not be subject to U.S. federal income tax unless such stock constitutes a United States real property interest (a “USRPI”) under certain rules of the Code known as the Foreign Investment in Real Property Tax Act (“FIRPTA”). In general, stock of a domestic corporation that constitutes a “United States real property holding corporation” (a “USRPHC”) will constitute a USRPI. The Company believes that it is a USRPHC. Its Securities will not, however, constitute a USRPI so long as the Company is a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons, subject to certain ownership rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” ownership by non-United States persons generally will be determined by looking through certain pass-through entities and U.S. corporations, including non-public REITs and certain non-public foreign-controlled domestic C corporations, and treating a public qualified investment entity as a non-United States person unless such entity is a “domestically controlled qualified investment entity.” Notwithstanding the foregoing ownership rules, a person who at all applicable times holds less than 5% of a class of a REIT’s stock that is “regularly traded” on an established securities market in the United States is treated as a United States person unless the REIT has actual knowledge that such person is not a United States person or is a foreign-controlled person. Because the Common Stock is (and, the Company anticipates, will continue to be) publicly traded, no assurance can be given that it will continue to be a “domestically controlled qualified investment entity.”
Even if the Company does not qualify as a “domestically controlled qualified investment entity” at the time a Non-U.S. Holder tenders the Securities, gain realized from the sale or other taxable disposition by a Non-U.S. Holder of such Securities would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if:
(1)	the Securities are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and
(2)
such Non-U.S. Holder owned, actually and constructively, 10% or less of the Securities throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

If the Company’s Securities are not considered “regularly traded” for purposes of these rules, gain realized from the sale or other taxable disposition by a Non-U.S. Holder of such Securities would not be subject to U.S. federal income tax under FIRPTA if (1) the Common Stock is “regularly traded” on an established securities market, and

(2) at the time that a Non-U.S. Holder acquired the Securities and at certain other times described in the applicable Treasury Regulations, the aggregate fair market value of Securities held (actually or constructively) by such Non-U.S. Holder did not exceed 10% of the total value of the Common Stock. Holders that acquired their Securities in exchange for RPT Preferred Shares in the RPT Merger should consult their tax advisors regarding the application of these rules to a disposition of their Securities in the Offer.
In addition, dispositions of the Securities by certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of the Company’s capital stock. Furthermore, dispositions of the Securities by certain “qualified foreign pension funds” or entities all of the interests of which are held by such “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. Holders should consult their tax advisors regarding the application of these rules.
If gain on the tender of the Securities were subject to taxation under FIRPTA, the Non-U.S. Holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. Holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the tender of the Securities were subject to taxation under FIRPTA, and if the Securities were not “regularly traded” on an established securities market, the Company generally would be required to withhold and remit to the IRS 15% of the purchase price.
Notwithstanding the foregoing, gain from the tender of the Securities not otherwise subject to FIRPTA will be taxable to a Non-U.S. Holder if either (a) the investment in the Securities is treated as effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the Non-U.S. Holder will be subject to the same treatment as U.S. Holders with respect to such gain, except that a Non-U.S. Holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a 30% tax on the Non-U.S. Holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if the Company is a domestically controlled qualified investment entity, upon disposition of its Securities, a Non-U.S. Holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the Non-U.S. Holder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless the Securities are “regularly traded” and the Non-U.S. Holder did not own more than 10% of the Securities at any time during the one-year period ending on the date of the distribution described in clause (1).
Distribution Treatment
Distributions Generally. Payments that a Non-U.S. Holder of Securities receives pursuant to the Offer that are treated as distributions pursuant to the rules discussed above (and which are neither attributable to gains from sales or exchanges by us of USRPIs nor with certain exceptions, designated by the Company as capital gain dividends) will be treated as a dividend of ordinary income to the extent made from the Company’s current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied for a Non-U.S. Holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular rates, in the same manner as dividends paid to U.S. Holders are subject to U.S. federal income tax. Any such dividends received by a Non-U.S. Holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.
Distributions in excess of the Company’s current and accumulated earnings and profits will not be taxable to a Non-U.S. Holder to the extent that such distributions do not exceed the adjusted tax basis of the holder’s Securities, but rather will reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the Non-U.S. Holder’s adjusted tax basis in such stock, they generally will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described above. However, such excess distributions may be treated as dividend income for certain Non-U.S. Holders.
Capital Gain Dividends and Distributions Attributable to the Sale or Exchange of United Stats Real Property Interests. Distributions to a Non-U.S. Holder that the Company properly designates as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:
(1)
the investment in the Securities is treated as effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the Non-U.S. Holder will be subject to the same treatment as U.S. Holders with respect to such gain, except that a Non-U.S. Holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

(2)
the Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the Non-U.S. Holder will be subject to U.S. federal income tax at a rate of 30% on the Non-U.S. Holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to FIRPTA, distributions to a Non-U.S. Holder that are attributable to gain from sales or exchanges by the Company of USRPIs, whether or not designated as capital gain dividends, will cause the Non-U.S. Holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. Holders generally would be taxed at the regular rates applicable to U.S. Holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. The Company generally is required to withhold and to remit to the IRS 21% of any distribution to Non-U.S. Holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. Holder that is a corporation. The amount withheld is creditable against the Non-U.S. Holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the Non-U.S. Holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of the Company’s capital stock. Furthermore, distributions to certain “qualified foreign pension funds” or entities all of the interests of which are held by such “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. Holders should consult their tax advisors regarding the application of these rules.
Withholding For Non-U.S. Holders. Because, as described above, it is unclear whether the cash received by a Non-U.S. Holder pursuant to the Offer will be treated (i) as proceeds of a sale or exchange or (ii) as a distribution, an applicable withholding agent may treat such payment as a dividend distribution for withholding purposes. Accordingly, payments to Non-U.S. Holders may be subject to withholding at a rate of 30% of the gross proceeds paid, unless the Non-U.S. Holder establishes an entitlement to a reduced rate of withholding. To the extent Non-U.S.

Holders tender Securities held in a United States brokerage account or otherwise through a United States broker, dealer, commercial bank, trust company, or other nominee, such Non-U.S. Holders should consult such United States broker or other nominee and their own tax advisors to determine the particular withholding procedures that will be applicable to them.
A Non-U.S. Holder may be eligible to obtain a refund of all or a portion of any United States federal tax withheld if such stockholder meets the “complete termination,” “substantially disproportionate” or “not essentially equivalent to a dividend” tests described above under “—U.S. Holders—Tender of Securities Pursuant to the Offer” or if the holder is entitled to a reduced rate of withholding pursuant to any applicable income tax treaty and a higher rate was withheld. Non-U.S. Holders are urged to consult their tax advisors regarding the United States federal income tax consequences of participation in the Offer, including the application of United States federal income tax withholding rules, eligibility for a reduction of or an exemption from withholding tax, and the refund procedure, as well as the applicability and effect of state, local, foreign and other tax laws.
Backup Withholding
See “U.S. Federal Backup Withholding” in Section 6 for a discussion on the application of U.S. federal backup withholding to payments made pursuant to the Offer.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on the Securities or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of the Securities, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because, as discussed above, an applicable withholding agent may treat amounts paid to Non-U.S. Holders pursuant to the Offer as dividends for United States federal income tax purposes, such amounts may also be subject to withholding under FATCA if such requirements are not met. In such case, any withholding under FATCA may be credited against, and therefore reduce, any 30% withholding tax on dividend distributions as discussed above.
Investors should consult their tax advisors regarding the potential application of withholding under FATCA to the tender of the Securities.
Non-Participation in the Offer
Holders who do not participate in the Offer generally would not be expected to incur any U.S. federal income tax liability as a result of the consummation of the Offer. However, in the event that the payment by the Company for any purchase of Securities pursuant to the Offer is treated as a taxable dividend to a holder rather than as a sale or exchange, the other holders, including the holders who do not participate in the Offer, could be deemed to have received taxable stock distributions under certain circumstances. Holders are urged to consult their tax advisors regarding the consequences to them of the Offer and the Preferred Amendment, including the possibility of deemed distributions resulting from the purchase of Securities pursuant to the Offer.

Section 16.	Extension of the Offer and Consent Solicitation; Termination; Amendment.
The Company expressly reserves the right, at any time and from time to time, and regardless of whether or not any of the events set forth in Section 9 shall have occurred or shall be deemed by the Company to have occurred, to extend the period of time during which the Offer and Consent Solicitation is open and thereby delay acceptance for purchase of, and payment for, the Securities by giving oral or written notice of the extension to the Tender Agent and making a public announcement of the extension. The Company also expressly reserves the right to terminate the Offer and Consent Solicitation and not accept for purchase or pay for the Securities not theretofore accepted for purchase or paid for or, subject to applicable law, to postpone payment for Securities upon the occurrence of any of the conditions specified in Section 9 by giving oral or written notice of termination or postponement to the Tender Agent and making a public announcement of termination or postponement. The Company’s reservation of these rights to delay payment for Securities that it has accepted for purchase is limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that the Company pay the consideration offered or return the Securities tendered promptly after termination or withdrawal of an Offer and Consent Solicitation. Subject to compliance with applicable law, the Company further reserves the right, regardless of whether any of the events set forth in Section 9 shall have occurred or shall be deemed by the Company to have occurred, to amend the Offer and Consent Solicitation in any respect, including, without limitation, by decreasing or increasing the consideration offered in the Offer and Consent Solicitation to holders of Securities or by decreasing or increasing the number of Securities being sought in the Offer and Consent Solicitation. Amendments to the Offer and Consent Solicitation may be made at any time and from time to time effected by public announcement, the announcement, in the case of an extension, to be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled or announced Expiration Date. Any public announcement made under the Offer and Consent Solicitation will be disseminated promptly to holders of Securities in a manner reasonably designed to inform holders of Securities of the change. Without limiting the manner in which the Company may choose to make a public announcement, except as required by applicable law, the Company shall have no obligation to publish, advertise or otherwise communicate any public announcement other than by making a release through Business Wire.
If the Company materially changes the terms of the Offer and Consent Solicitation or the information concerning the Offer and Consent Solicitation, the Company will extend the Offer and Consent Solicitation to the extent required by Rules 13e-4(d)(2), 13e-4(e)(3), 13e-4(f)(1) and 14e-1(b) under the Exchange Act. These rules and certain related releases and interpretations of the SEC provide that the minimum period during which the Offer and Consent Solicitation must remain open following material changes in the terms of the Offer and Consent Solicitation or information concerning the Offer and Consent Solicitation (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of the terms or information. If:
•	the Company increases or decreases (i) the price to be paid for the Securities or (ii) the Soliciting Broker Fee, and
•
the Offer and Consent Solicitation is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that the notice of an increase or decrease is first published, sent or given to securityholders in the manner specified in this Section 16, the Offer and Consent Solicitation will be extended until the expiration of such ten business day period.
Section 17.	Fees and Expenses.
In addition to the retention of the Dealer Manager and Solicitation Agent, the Company has retained D.F. King & Co., Inc. to act as the Information Agent and Equiniti Trust Company, LLC to act as the Tender Agent in connection with the Offer and Consent Solicitation. The Information Agent may contact holders of Securities by mail, telephone, telegraph and in person, and may request brokers, dealers, commercial banks, trust companies and other nominee holders of Securities to forward materials relating to the Offer and Consent Solicitation to beneficial owners. The Information Agent and the Tender Agent each will receive reasonable and customary compensation for their respective services and will be reimbursed by the Company for specified reasonable out-of-pocket expenses. The Information Agent and the Tender Agent each will be indemnified against certain liabilities in connection with the Offer and Consent Solicitation, including certain liabilities under the U.S. federal Securities laws.
With respect to any Securities accepted for purchase by the Company, the Company will pay a soliciting broker fee (the “Soliciting Broker Fee”) of $0.25 for each Security that is validly tendered and accepted for purchase pursuant to the Offer and for which a consent has been delivered pursuant to the Consent Solicitation to retail brokers that are appropriately designated by their tendering holder clients to receive this fee, provided that such fee will only be paid with respect to tenders by holders of 10,000 Securities or fewer. The Company will, in its sole and absolute discretion, determine whether a broker has satisfied the criteria for being eligible to receive a Soliciting Broker Fee.
A soliciting broker is a broker or dealer in securities which is a member of any national securities exchange or of the Financial Industry Regulatory Authority, or a bank or trust company. Each soliciting broker will confirm that each holder that it solicits has received a copy of this Offer to Purchase and Consent Solicitation, or concurrently with such solicitation provides the holder with a copy of this Offer to Purchase and Consent Solicitation. No soliciting broker is required to make any recommendation to holders as to whether to tender its Securities or refrain from tendering its Securities in the Offer or whether to give a consent or withhold a consent with respect to the Consent Solicitation. No assumption is made, in making payments to any soliciting broker, that its activities in connection with the Offer and Consent Solicitation included any activities other than those described in this paragraph. For all purposes noted in materials relating to the Offer and Consent Solicitation, the term “solicit” shall be deemed to mean no more than “processing tenders” or “forwarding to customers material regarding the Offer.”
Soliciting brokers are not eligible to receive a Soliciting Broker Fee with respect to Securities beneficially owned by such soliciting broker or with respect to any Securities that are registered in the name of a soliciting broker unless such Securities are held by such soliciting broker as nominee and the related Securities are tendered on behalf of the beneficial owner of such Securities.
Soliciting brokers should take care to ensure that proper records are kept to document their eligibility to receive any Soliciting Broker Fee. The Company and the Information Agent and Tender Agent reserve the right to require additional information at their discretion, as deemed warranted.
No fees or commissions will be payable by the Company to brokers, dealers, commercial banks or trust companies (other than the Soliciting Broker Fee and fees to the Information Agent and the Tender Agent, as described above) for soliciting or recommending tenders of Securities under the Offer and Consent Solicitation. We recommend that investors who hold Securities through brokers, dealers, commercial banks, trust companies or other nominees consult the brokers, dealers, commercial banks, trust companies or other nominees to determine whether transaction costs are applicable if holders of Securities tender Securities through such brokers or banks and not directly to the Tender Agent. The Company, however, upon request, will reimburse brokers, dealers, commercial banks, trust companies and other nominees for customary mailing and handling expenses incurred by them in forwarding this Offer to Purchase and Consent Solicitation and the Letter of Transmittal and Consent and related materials to the beneficial owners of Securities held by them as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank or trust company has been authorized to act as an agent of the Company, dealer manager, Information Agent, or Tender Agent for purposes of the Offer and Consent Solicitation.
The expenses estimated to be incurred by the Company in connection with the Offer and Consent Solicitation are described in the following table. The Company has paid, or will be responsible for paying, any or all such expenses.

SEC Filing fee	$17,500
Professional Services fees (including Legal, Accounting and Dealer Manager fees)	$750,000
Solicitation expenses (other than Dealer Manager fees)	$37,500
Printing and mailing expenses	$25,000
Total	$830,000

Section 18.	Rule 14e-4 “Net Long Position” Requirement.
It is a violation of Rule 14e-4 under the Exchange Act for a person acting alone or in concert, directly or indirectly, to tender securities for that person’s own account unless, at the time of tender, the person so tendering their securities (i) has a net long position equal to or greater than the aggregate principal amount of the securities being tendered and (ii) will deliver or cause such securities to be delivered in accordance with the terms of the tender offer. Rule 14e-4 imposes a similar requirement in respect of the tender or guarantee of a tender on behalf of another person.
A tender of Securities in the Offer under any of the procedures described above will constitute the tendering holder’s representation and warranty that (i) such holder has a net long position in the Securities being tendered pursuant to the Offer within the meaning of Rule 14e-4 under the Exchange Act and (ii) the tender of such Securities complies with Rule 14e-4.

The tender of Securities and consent to the Preferred Amendment and the Deposit Agreement Amendment, pursuant to any of the procedures described above, will constitute a binding agreement between you and the Company upon the terms and subject to the conditions of the Offer and Consent Solicitation.
Section 19.	Where You Can Find Additional Information.
Additional Information. The Company files reports, proxy statements and other information with the SEC. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including the Company.
Incorporation by Reference. The SEC allows “incorporation by reference” into this Offer to Purchase and Consent Solicitation of information that the Company files with the SEC. This permits the Company to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this Offer to Purchase and Consent Solicitation. Information furnished under Item 2.02 and Item 7.01 of the Company’s Current Reports on Form 8-K is not incorporated by reference in this Offer to Purchase and Consent Solicitation. The Company incorporates by reference the documents listed below which the Company has filed with the SEC.
•	Kimco Realty Corporation’s and Kimco OP’s Annual Report on Form 10-K for the year ended December 31, 2023 (filed with the SEC on February 26, 2024);
•
The information specifically incorporated by reference into Kimco Realty Corporation’s and Kimco OP’s Annual Report on Form 10-K for the year ended December 31, 2023 from Kimco Realty Corporation’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 25, 2024;

•
Kimco Realty Corporation’s and Kimco OP’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 (filed with the SEC on May 3, 2024, as amended on May 13, 2024), June 30, 2024 (filed with the SEC on August 2, 2024) and September 30, 2024 (filed with the SEC on October 31, 2024; and

•
Kimco Realty Corporation’s and Kimco OP’s Current Reports on Form 8-K filed with the SEC on January 3, 2024 (excluding the information furnished pursuant to Item 7.01 and the related exhibits), February 8, 2024, May 9, 2024, July 19, 2024 (excluding the information furnished pursuant to Item 7.01 and the related exhibit), September 5, 2024 (excluding the information furnished pursuant to Item 7.01 and the related exhibit), September 13, 2024 (excluding the information furnished pursuant to Item 7.01 and the related exhibit) and September 17, 2024.

Please note that the Schedule TO to which this Offer to Purchase and Consent Solicitation relates does not permit forward “incorporation by reference.” If a material change occurs in the information set forth in this Offer to Purchase and Consent Solicitation, we will amend the Schedule TO accordingly.
Any statement contained in a document incorporated or considered to be incorporated by reference in this Offer to Purchase and Consent Solicitation shall be considered to be modified or superseded for purposes of this Offer to Purchase and Consent Solicitation to the extent that a statement contained in this Offer to Purchase and Consent Solicitation is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded will not, except as so modified or superseded, constitute a part of this Offer to Purchase and Consent Solicitation. Nothing herein shall be deemed to incorporate information furnished to, but not filed with, the SEC, unless otherwise specifically indicated in such document. The Company will provide to each person, including any beneficial owner, to whom this Offer to Purchase and Consent Solicitation is delivered, at no cost upon his or her written or oral request, a copy of any of the documents that are incorporated by reference in this Offer to Purchase and Consent Solicitation, other than exhibits to such documents that are not specifically incorporated by reference into this Offer to Purchase and Consent Solicitation, and the Company’s constitutional documents. You may request such documents by contacting us at:
Kimco Realty Corporation
500 N. Broadway
Jericho, New York 11753
(516) 869-9000

Section 20.	Miscellaneous.
The Company is not aware of any jurisdiction where the making of the Offer and Consent Solicitation is not in compliance with applicable law, provided that we will comply with the requirements of Rule 13e-4(f)(8) promulgated under the Exchange Act. If the Company becomes aware of any jurisdiction where the making of the Offer and Consent Solicitation or the acceptance of Securities pursuant thereto is not in compliance with applicable law, the Company will make a good faith effort to comply with the applicable law. If, after such good faith effort, the Company cannot comply with the applicable law, the Company will not make the Offer and Consent Solicitation to (nor will tenders be accepted from or on behalf of) the holders of Securities in that jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer and Consent Solicitation to be made by a licensed broker or dealer, the Offer and Consent Solicitation shall be deemed to be made on behalf of the Company by one or more registered brokers or dealers licensed under the laws of that jurisdiction.
Pursuant to Rule 13e-4(c)(2) under the Exchange Act, the Company has filed with the SEC an Issuer Tender Offer Statement on Schedule TO, which contains additional information with respect to the Offer and Consent Solicitation. The Schedule TO, including the exhibits and any amendments and supplements thereto, may be examined, and copies may be obtained, at the same places and in the same manner as is set forth in Section 19 with respect to information concerning the Company.
The Company’s Board of Directors has determined that the Offer and Consent Solicitation are advisable and in the best interests of the Company and that the Offer and Consent Solicitation are fair to holders of the Securities, including the unaffiliated holders thereof, and has declared the Preferred Amendment advisable and is submitting the Preferred Amendment to the holders of the Class N Preferred Stock (and therefore the holders of the Securities) for consideration; however, neither the Company nor its Board of Directors, nor any other person, makes any recommendation to holders of Securities as to whether to tender or refrain from tendering their Securities or to provide or refrain from providing their consent to the Preferred Amendment in the Offer and Consent Solicitation. The Company has not authorized any person to give any information or to make any representation in connection with the Offer and Consent Solicitation other than those contained in this Offer to Purchase and Consent Solicitation or in the Letter of Transmittal and Consent. If anyone makes any recommendation or representation to you or gives you any information other than as expressly set forth in this Offer to Purchase and Consent Solicitation, you must not rely upon that recommendation, representation or information as having been authorized by the Company or the Information Agent and Tender Agent.
The Dealer Manager and Solicitation Agent for the Offer and Consent Solicitation is:
J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Telephone: (212) 622-4253
The Letter of Transmittal and Consent and any other required documents should be sent or delivered by each holder of Securities or that holder’s broker, dealer, commercial bank, trust company or nominee to the Tender Agent at one of its addresses set forth below.
The Tender Agent for the Offer and Consent Solicitation is:
Equiniti Trust Company, LLC
(For Eligible Institutions only):
Voluntary Corporate Actions
1110 Centre Pointe Curve, Suite 101
Mendota Heights, Minnesota 55120

Please contact the Dealer Manager and Solicitation Agent with questions regarding the terms of the Offer and Consent Solicitation at the contact information set forth above or the Information Agent with questions regarding how to tender and/or request additional copies of this Offer to Purchase and Consent Solicitation, the Letter of Transmittal and Consent or other documents related to the Offer and Consent Solicitation at the contact information set forth below. Holders of Securities also may contact their broker, dealer, commercial bank, trust company or nominee for assistance concerning the Offer and Consent Solicitation. Please contact the Tender Agent at the contact information set forth above to request documentation relating to the Offer and Consent Solicitation.
The Information Agent for the Offer and Consent Solicitation is:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Attn: Michael Horthman
Banks and Brokers call: (212) 269-5550
Toll free: (866) 356-7814
Email: kimco@dfking.com

SCHEDULE I
Information Regarding the Directors and Executive Officers of the Company
1.	Directors and Executive Officers of the Company
The names and material occupations, positions, offices or employment during the past five years of the Company’s directors and executive officers are set forth below. Each of the Company’s directors and executive officers is a citizen of the United States. During the past five years, none of the Company or any of its directors or executive officers has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws. All the directors and executive officers of the Company can be reached c/o Kimco Realty Corporation, 500 North Broadway, Suite 201, Jericho, New York 11753, and the telephone number for each person listed below is (516) 869-9000.

Name	Position with the Company
Milton Cooper	Executive Chairman of the Board of Directors
Conor C. Flynn	Chief Executive Officer and Director
Philip E. Coviello	Director
Frank Lourenso	Director
Henry Moniz	Director
Mary Hogan Preusse	Director
Valerie Richardson	Director
Richard B. Saltzman	Director
Glenn G. Cohen	Executive Vice President and Chief Financial Officer
Ross Cooper	President and Chief Investment Officer
David Jamieson	Executive Vice President and Chief Operating Officer

Milton Cooper is the Executive Chairman of the Board of Directors of the Company. Mr. Cooper is also a voting member of the Company’s Investment Committee, which approves all new investments, development projects and property dispositions. Mr. Cooper served as the Chairman of the Board of Directors and CEO of the Company from November 1991 to December 2009. In addition, Mr. Cooper was Director and President of the Company for more than five years prior to November 1991. In 1960, Mr. Cooper, along with a partner, founded the Company’s predecessor. Mr. Cooper led the Company through its initial public offering and growth over the past six decades. In addition, Mr. Cooper received a National Association of Real Estate Investment Trusts (“Nareit”) Industry Leadership Award for his significant and lasting contributions to the REIT industry. Mr. Cooper is also a Director at Getty Realty Corporation. Mr. Cooper holds degrees from City College in New York and Brooklyn Law School.
Conor C. Flynn has been the CEO of the Company since January 2016. Mr. Flynn joined the Company in 2003 as an asset manager and has held a variety of senior leadership roles with the organization including President, Chief Operating Officer, Chief Investment Officer and President, Western Region. Mr. Flynn holds a B.A. from Yale University and a Master’s in Real Estate Development from Columbia University. Mr. Flynn is a member and First Vice Chair of Nareit. He is also a member of Real Estate Roundtable and a past trustee of the International Council of Shopping Centers (“ICSC”).
Philip E. Coviello has been a Director of the Company since May 2008. Mr. Coviello serves as a member of the Audit Committee, Executive Compensation and Nominating and Corporate Governance Committees. Mr. Coviello was a partner at Latham & Watkins LLP, an international law firm, until his retirement from that firm in 2003. In addition, since 1996, Mr. Coviello has been a Director of Getty Realty Corporation, where he serves as Chair of the Audit Committee and is a member of its Compensation and Nominating/Corporate Governance Committees. Mr. Coviello holds an A.B. from Princeton University, an L.L.B. from the Columbia University School of Law and an M.B.A. from the Columbia University School of Business.
Frank Lourenso has been a Director of the Company since December 1991. Mr. Lourenso serves as a member of the Executive Compensation Committee, the Audit Committee and Nominating and Corporate Governance Committee. Mr. Lourenso was an Executive Vice President of JPMorgan Chase & Co. (“J.P. Morgan” and successor by merger to The Chase Manhattan Bank and Chemical Bank, N.A.) from 1990 until his retirement in June 2013. Mr. Lourenso was a Senior Vice President of J.P. Morgan for more than five years prior to 1990. Mr. Lourenso holds a B.B.A. and an M.B.A. from Baruch College.
Henry Moniz has been a Director of the Company since January 2021. Mr. Moniz is currently a member of the Audit, Executive Compensation and Nominating and Corporate Governance Committees. Mr. Moniz joined Meta Platforms, Inc. (formerly Facebook) as Chief Compliance Officer in February of 2021 and currently serves as the Chairman of the board of directors of Meta Payments, Inc. Prior to his move to Facebook, Mr. Moniz was the Executive Vice President and Chief Compliance Officer at Paramount Global (formerly ViacomCBS Inc.), where he also served as Chief Audit Executive. Mr. Moniz was at Paramount Global from 2004 - 2021, where he previously served as Chairman of the Privacy/IT Security Council; Vice President, Associate General Counsel; and Chairman of the Compliance Committee. Prior to joining Paramount Global, Mr. Moniz was a Partner at Bingham McCutchen (now part of Morgan Lewis), served as Minority Counsel to the U.S. House Judiciary Committee for the Impeachment Inquiry on President Clinton, and as a federal prosecutor in the Boston and Miami United States Attorney’s Offices for the U.S. Department of Justice. Mr. Moniz currently serves on the Advisory Board of the Center on the Legal Profession at Harvard Law School. Mr. Moniz previously served through January 2021 on the Advisory Board for Acritas, the legal market data firm that is now part of Thomson Reuters. He holds a J.D. from the University of Pennsylvania Law School and an A.B. from Bowdoin College.
Mary Hogan Preusse has been a Director of the Company since February 2017. Ms. Hogan Preusse currently serves as the Lead Independent Director, the Chair of the Nominating and Corporate Governance Committee and a member of the Audit and Executive Compensation Committees. Ms. Hogan Preusse retired from APG Asset Management US Inc., a leading manager of pension assets, in May 2017. She joined APG’s predecessor in 2000 as a senior portfolio analyst and portfolio manager, and served from January 2008 to May 2017 as Managing Director and co-head of Americas Real Estate for APG Asset Management US Inc. She also served on the Executive Board of APG Asset Management US Inc. from 2008 until 2017. Prior to joining APG, Ms. Hogan Preusse spent eight years as a sell-side analyst covering the REIT sector and began her career at Merrill Lynch as an investment banking analyst. Ms. Hogan Preusse currently serves on the boards of directors of Digital Realty Trust, Inc., Host Hotels & Resorts, Inc. and Realty Income Corporation, and serves as a senior adviser to Fifth Wall Ventures Management LLC. She previously served on the board of directors of VEREIT, Inc. until its merger with Realty Income Corporation in November 2021. In 2015, she was the recipient of Nareit’s E. Lawrence Miller Industry Achievement Award for her contributions to the REIT industry. She also serves on the Advisory Board of Governors for the Nareit Investment Advisory Council and is a member of the Real Estate & Infrastructure Advisory Board for the Carey Business School at Johns Hopkins University. Ms. Hogan Preusse holds an A.B. in Mathematics from Bowdoin College in Brunswick, Maine and has served as a member of Bowdoin’s Board of Trustees since 2012.
Valerie Richardson has been a Director of the Company since June 2018. Ms. Richardson is currently the Chair of the Executive Compensation Committee and a member of the Audit and Nominating and Corporate Governance Committees. Ms. Richardson is the Chief Operating Officer of the ICSC, a position she has held since February 2021 and since January 2023 has served as a member of the board of directors of American Healthcare REIT, Inc. Ms. Richardson previously served as the Vice President of Real Estate for The Container Store, Inc. from September 2000 until February 2021. Prior to joining The Container Store in the fall of 2000, Ms. Richardson was Senior Vice President – Real Estate and Development for Ann Taylor, Inc., the specialty women’s apparel retailer, where she administered the company’s store expansion strategy for Ann Taylor and Ann Taylor Loft. Before Ann Taylor, Ms. Richardson was Vice President of Real Estate and Development of Barnes & Noble, Inc., the country’s largest bookselling retailer. Prior to Barnes & Noble, Ms. Richardson was a Partner in the Shopping Center Division of the Dallas-based developer, Trammell Crow Company. Since 2004, she has been a member of the Board of Trustees of ICSC. She was elected ICSC Chairman for the 2018-2019 term as the first Chairman associated with a retail company and ICSC Vice-Chairperson for the 2017-2018 term. Ms. Richardson previously served on the Board of the ICSC Foundation from 2011 to 2019. Ms. Richardson served as a Trustee at Baylor Scott & White Medical Center – Plano from 2010 to 2016. Ms. Richardson holds an M.B.A. in Real Estate from the University of North Texas and a B.S. in Education from Texas State University.
Richard B. Saltzman has been a Director of the Company since July 2003. Mr. Saltzman is the Chair of the Audit Committee and a member of the Executive Compensation and Nominating and Corporate Governance Committees. Mr. Saltzman currently serves, since March 2019, as Senior Advisor and Chairman of the Board of Managers at Ranger Global Real Estate Advisors, an independent SEC-registered investment advisor focused exclusively on the publicly traded global real estate universe. He also currently serves, since October 2019, as Senior Advisor at Peaceable Street Capital, a provider of participating preferred equity capital to income producing commercial real estate owners and operators. Mr. Saltzman also serves on the board of directors of Equiem Holdings Pty. Ltd. Mr. Saltzman previously served as the Chief Executive Officer and President of Colony Capital, Inc. (NYSE: CLNY) from 2015 to 2018. He also served as Chairman of the Board of NorthStar Realty Europe Corp. until August 2019 and Chairman of the Board of Colony Credit Real Estate, Inc., until May 2020. Prior to joining various predecessors of Colony Capital in 2003, Mr. Saltzman spent 24 years in the investment banking business, most recently as a Managing Director and Vice Chairman of Merrill Lynch’s investment banking division. Mr. Saltzman holds a B.A. from Swarthmore College and an M.S. from Carnegie Mellon University.
Glenn G. Cohen was appointed Executive Vice President and Chief Financial Officer of the Company in June 2010. Mr. Cohen served as Treasurer of the Company from 1997-2024. Mr. Cohen is a voting member of the Company’s Investment Committee, which approves all new investments, development projects and property dispositions. Mr. Cohen directs the Company’s financial and capital strategy and oversees the day-to-day accounting, financial reporting and planning, tax, and capital market activities. In addition, Mr. Cohen is responsible for the information technology activities of the Company. Mr. Cohen is an Independent Director for Piedmont Office Realty Trust, Inc. (NYSE: PDM), a real estate investment trust focused on the ownership and management of primarily Class A commercial office space. Mr. Cohen is Chairman of its Executive Compensation Committee and a member of its Audit Committee and Capital Committee. Mr. Cohen was an Independent Director for Quality Care Properties, Inc. (NYSE: QCP), one of the nation’s largest actively-managed real estate investment trusts, specializing in post acute/skilled nursing and managed care/assisted living properties. Mr. Cohen was a member of its Audit Committee. QCP was acquired by Welltower, Inc. (NYSE: WELL) in 2018. Prior to joining Kimco Realty Corporation in 1995 as Director of Accounting and Taxation, Mr. Cohen served as Chief Operating Officer and Chief Financial Officer for U.S. Balloon Manufacturing Company, Chief Financial Officer for EMCO Sales and Service, L.P. and six years at the public accounting firm Coopers & Lybrand, LLP (predecessor to PricewaterhouseCoopers LLP), where he served as a manager in the audit group. Mr. Cohen received a Bachelor of Science degree in accounting from the State University of New York at Albany in 1985 and is a Certified Public Accountant. Mr. Cohen is a member of Nareit, ICSC, New York State Society of Certified Public Accountants and the American Institute of CPAs.
David Jamieson was appointed Executive Vice President and Chief Operating Officer in February 2017 and prior to that had served as Executive Vice President of Asset Management and Operations since 2015, where his role has been to identify, develop and implement opportunistic value creation strategies that optimize the Company’s portfolio performance, most notably by leading the Company’s redevelopment and emerging mixed-use platform. Mr. Jamieson is also a voting member of the Company’s Investment Committee, which approves all new investments, development projects and property dispositions. He is also instrumental in shaping the Company’s ESG strategy with a core focus on long-term sustainability objectives. Previously, he also served as Vice President of Asset Management and Leasing for the Western Region from 2012 to 2015 and as Director of Real Estate for the Western Region from 2009 to 2011. Mr. Jamieson holds a B.S. from Boston College and an M.B.A. from Babson College.
Ross Cooper was appointed President and Chief Investment Officer in February 2017, and prior to that had served as Executive Vice President and Chief Investment Officer since May 2015, where he works closely with the Company’s Investment Committee, risk team, and regional leadership in overseeing development and implementation of the Company’s acquisition and disposition strategy. Mr. Cooper is also a voting member of the Company’s Investment Committee, which approves all new investments, development projects and property dispositions. Mr. Cooper is a member of the Board of Trustees of the ICSC, and holds a B.S. degree from the University of Michigan and a master’s degree in Real Estate from New York University.

Annex A
KIMCO REALTY CORPORATION

ARTICLES OF AMENDMENT
Kimco Realty Corporation, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:
FIRST: Under the power contained in Article IV, Paragraph D of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board”) by duly adopted resolutions reclassified 1,849 shares of authorized but unissued preferred Stock, par value $1.00 per share, of the Corporation (the “Class N Preferred Stock”), as a separate class of Preferred Stock and designated the aforesaid class of Preferred Stock as “7.25% Class N Cumulative Convertible Perpetual Preferred Stock” with the preferences, conversion and other rights, voting power, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption set forth in the Articles Supplementary for the Class N Preferred Stock that were filed with, and accepted for record by, the SDAT on December 28, 2023 (the “Articles Supplementary”).
SECOND: The terms of the Class N Preferred Stock, as originally set forth in Section 9 of the Articles Supplementary are hereby deleted in their entirety and substituted in lieu there is a new Section 9 to the terms of the Class N Preferred Stock to read as follows:
Section 9. Redemption by the Corporation.
(A)
The Class N Preferred Stock may be redeemed for cash, in whole or from time to time in part, on any date on or before    , 2025[1] (the “Class N Redemption End Date”), at the option of the Corporation at a price per share equal to $60,340.00 plus accrued and unpaid dividends thereon, if any, to, but excluding, the Class N Redemption Date (as defined below), and as adjusted in Subsection 9(B) below (the “Class N Redemption Price”). Following the Class N Redemption End Date, the Class N Preferred Stock shall not be redeemable by the Corporation. Subject to applicable law, the Corporation may purchase shares of Class N Preferred Stock in the open market, by tender or by private agreement.

(B)
Each date fixed for redemption pursuant to Subsection (A) of this Section 9 is called a “Class N Redemption Date.” If the Class N Redemption Date is after the Dividend Record Date and before the related Dividend Payment Date, the dividend payable on such Dividend Payment Date shall be paid to the holder in whose name the Class N Preferred Stock to be redeemed is registered at the close of business on such Dividend Record Date notwithstanding the redemption thereof between such Dividend Record Date and the related Dividend Payment Date or the Corporation’s default in the payment of the dividend due, and the Class N Redemption Price shall not include the amount of such dividend payable on such Dividend Payment Date.

(C)
In case of redemption of less than all shares of Class N Preferred Stock at the time outstanding, the shares to be redeemed shall be selected by the Corporation pro rata from the holders of record of such shares in proportion to the number of shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method prescribed by the Board of Directors that will not result in the issuance of any Class N Excess Preferred Stock.

(D)
In order to exercise its redemption option, the Corporation shall give written notice (“Class N Notice”) of such redemption to each holder of record of the shares of Class N preferred Stock to be redeemed not less than 30 days or more than 60 days prior to the Class N Redemption Date. The Class N Notice will be mailed by the Corporation, postage prepaid, addressed to the respective holders of record of the Class N Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. The Class N Notice may be contingent on the occurrence of a future event. No failure to give Class N Notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Class N Preferred Stock, except as to any holder to whom the Corporation has failed to give the Class N Notice or except as to any holder to whom the Class N Notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Class N Preferred Stock may be listed or admitted to trading, such Class N Notice shall state (i) the Class N Redemption Date;

1.	Date to be 90 days from the date of effectiveness of the Articles of Amendment.

(ii) the Class N Redemption Price; (iii) the number of shares of Class N Preferred Stock to be redeemed and, if less than all shares held by the particular holder are to be redeemed, the number of such shares to be redeemed from such holder; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Class N Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on the Class N Redemption Date.
(E)
The Class N Notice having been mailed in accordance with Subsection (D) of this Section 9, from and after the Class N Redemption Date (unless the Corporation shall fail to make available an amount of cash necessary to pay the Class N Redemption Price), (i) except as otherwise provided herein, dividends on the shares of Class N Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Class N Preferred Stock shall cease (except the right to receive the Class N Redemption Price in cash). The Corporation's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Class N Redemption Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation), cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the shares of Class N Preferred Stock so called for redemption. In this case, the Corporation's Class N Notice shall (i) specify the office of such bank or trust company as the place of payment of the Class N Redemption Price and (ii) call upon respective holders of record of the Class N Preferred Stock to surrender certificates for such shares, on the Class N Redemption Date fixed in the Class N Notice, for payment of the Class N Redemption Price. No interest shall accrue for the benefit of any holder of shares of Class N Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Class N Redemption Date shall revert to the general funds of the Corporation, after which reversion, the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

(F)
As promptly as practicable after the surrender of the certificates for any such shares of Class N Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the Class N Notice shall so state) in accordance with said Class N Notice, the Corporation (or the related bank or trust company, if applicable) shall pay to the applicable holders the Class N Redemption Price in cash (without interest thereon). In the event of the redemption of less than all shares of Class N Preferred Stock at the time outstanding, the shares to be redeemed shall be selected by the Corporation pro rata from the holders of record of such shares in proportion to the number of shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Board of Directors that will not result in the issuance of any Class N Excess Preferred Stock. If fewer than all the shares of Class N Preferred Stock represented by any certificate are redeemed, then new certificates representing the unredeemed shares of Class N Preferred Stock shall be issued without cost to the holder thereof.

(G)
Unless full cumulative dividends on all outstanding shares of Class N Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, (i) no shares of any Class N Preferred Stock shall be redeemed, unless all outstanding shares of Class N Preferred Stock are simultaneously redeemed and (ii) the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Class N Preferred Stock (except by conversion into or exchange for Junior Stock); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Class N Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holder of all outstanding shares of Class N Preferred Stock.

(H)
All shares of Class N Preferred Stock redeemed pursuant to this Section 9, or otherwise acquired by the Corporation, shall be retired and shall be reclassified as authorized and unissued shares of Preferred Stock, without designation as to class or series, and may thereafter be reissued as shares of any class or series of Preferred Stock.

THIRD: The foregoing amendments to the Charter have been duly advised by the Board and approved by the stockholders of the Corporation as required by law.

FOURTH: There has been no increase in the authorized shares of stock of the Corporation effected by the amendments to the Charter as set forth above.
FIFTH: The undersigned officer acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, tot the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Executive Vice President and Chief Financial Officer and attested to by its Assistant Secretary on this _____ day of    , 2025.

ATTEST:		KIMCO REALTY CORPORATION

		By:		(SEAL)
Name:	Kathleen M. Gazerro	Name:	Glenn G. Cohen
Title:	Assistant Secretary	Title:	Executive Vice President and Chief Financial Officer

Annex B
Deposit Agreement Amendment
1.	A new Section 2.12 shall be added as follows:
Section 2.12. Optional Redemption of Class N Preferred Stock for Cash.
Whenever the Company shall elect to redeem shares of deposited Class N Preferred Stock for cash in accordance with the terms thereof contained in the Charter, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 30 nor more than 60 days’ prior written notice of the date fixed for redemption of such Class N Preferred Stock (the “redemption date”) and of the number of such shares of Class N Preferred Stock held by the Depositary to be redeemed and the applicable redemption price (the “redemption price”), as set forth in the terms of the Class N Preferred Stock contained in the Charter, including the amount, if any, of accrued and unpaid dividends thereon, to, but excluding, the redemption date. The Depositary shall, if requested in writing and provided with all necessary information and documents, mail, first-class postage prepaid, notice of the redemption of Class N Preferred Stock and the proposed simultaneous redemption of the Depositary Shares representing the Class N Preferred Stock to be redeemed, not less than 30 and not more than 60 days prior to the redemption date, to the holders of record on the record date fixed for such redemption pursuant to Section 4.04 hereof of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary; but neither the failure to mail any such notice to one or more such holders nor any defect in any such notice shall affect the sufficiency of the proceedings for redemption except as to the holder to whom notice was defective or not given. The Company shall provide the Depositary with a written copy of such notice, and each such notice shall state: the redemption date; the redemption price, including accrued and unpaid dividends payable on the redemption date; the number of shares of deposited Class N Preferred Stock and Depositary Shares to be redeemed; if fewer than all Depositary Shares held by any holder are to be redeemed, the number of such Depositary Shares held by each such holder to be so redeemed; the place or places where the Class N Preferred Stock and the Receipts evidencing Depositary Shares to be redeemed are to be surrendered for payment of the redemption price, including accrued and unpaid dividends payable on the redemption date; and that from and after the redemption date dividends in respect of the Class N Preferred Stock represented by the Depositary Shares to be redeemed will cease to accrue. If fewer than all of the outstanding shares of Class N Preferred Stock and Depositary Shares are to be redeemed, the shares of Class N Preferred Stock and Depositary Shares to be redeemed shall be determined (such determination to be made by the Company, with prompt written notice thereof to the Depositary) pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by any other equitable method determined by the Company (with prompt written notice thereof to the Depositary) that will not result in the issuance of any Class N Excess Preferred Stock, including Class N Excess Preferred Stock represented by Depositary Shares.
In the event that notice of redemption has been made as described in the immediately preceding paragraph and the Company has paid in full to the Depositary the redemption price (determined pursuant to the terms of the Class N Preferred Stock contained in the Charter) of the Class N Preferred Stock deposited with the Depositary to be redeemed (including any accrued and unpaid dividends to, but excluding, the redemption date), the Depositary shall redeem the number of Depositary Shares representing such Class N Preferred Stock so called for redemption by the Company and from and after the redemption date (unless the Company shall have failed to pay for the shares of Class N Preferred Stock to be redeemed by it as set forth in the Company’s notice provided for in the preceding paragraph), all dividends in respect of the shares of Class N Preferred Stock called for redemption shall cease to accrue, the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price (plus any accrued and unpaid dividends to, but excluding, the redemption date)) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed at a cash redemption price of $60.34 per Depositary Share plus all accrued and unpaid dividends thereon, if any, to, but excluding, the redemption date. The foregoing shall be further subject to the terms and conditions of the terms of the Class N Preferred Stock contained in the Charter. In the event of any conflict between the provisions of the Deposit Agreement and the provisions of terms of the Class N Preferred Stock contained in the Charter, the provisions of terms of the Class N Preferred Stock contained in the Charter will govern and the Company will instruct the Depositary in writing accordingly of such governing terms. Unless and until such written notice is received by the Depositary, the Depositary may presume conclusively for all purposes that no such conflict exists.
B-1

If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with payment of the redemption price for and all other amounts payable in respect of the Depositary Shares called for redemption, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.
2.
The Authorized Officers may approve such additional amendments to the Deposit Agreement, including revisions to the foregoing Section 2.12, as any of the Authorized Officers deems advisable, including as is required by the Depositary.

B-2